Exhibit 3.1

Underwriting Agreement

June 25, 2019

Osisko Gold Royalties Ltd

1100 avenue des Canadiens-de-Montréal

Suite 300, Montreal, Québec

H3B 2S2

Attention:                                         Sean Roosen, Chair of the Board of Directors and Chief Executive Officer

Betelgeuse LLC
c/o Corporation Service Company

251 Little Falls Drive

Wilmington, Delaware 19808

Attention:                                         Oskar Lewnowski, Chief Investment Officer

CIBC World Markets Inc. and BMO Nesbitt Burns Inc., as joint lead underwriters (the “Lead Underwriters”), and Desjardins Securities Inc., National Bank Financial Inc., Raymond James Ltd., RBC Dominion Securities Inc., Scotia Capital Inc., TD Securities Inc., Cormark Securities Inc. and Paradigm Capital Inc. (together with the Lead Underwriters, the “Underwriters”) understand that Betelgeuse LLC (the “Selling Shareholder”) proposes to sell an aggregate of 7,850,000 Common Shares (as hereinafter defined) (the “Firm Shares”) of Osisko Gold Royalties Ltd (the “Company”) to the Underwriters. Upon and subject to the terms and conditions set forth below, the Underwriters hereby severally, but not jointly, agree to purchase from the Selling Shareholder, in the respective percentages provided for in Article XIV hereof, and by its acceptance hereof, the Selling Shareholder agrees to sell to the Underwriters, at the Closing Time (as hereinafter defined), all but not less than all of the Firm Shares at a price of $14.10 per Firm Share (the “Offering Price”), being an aggregate purchase price of $110,685,000.

Upon and subject to the terms and conditions contained herein, the Selling Shareholder hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase up to an additional 1,177,500 Common Shares (the “Option Shares”) at a price of $14.10 per Option Share to cover over-allotments, if any, made in connection with the sale of the Firm Shares. The Over-Allotment Option may be exercised in whole or in part at any time prior to 5:00 p.m., Toronto time, on the 30th day after the Closing Date (as hereinafter defined) by written notice from the Lead Underwriters on the Underwriters’ behalf to the Selling Shareholder and the Company, setting forth the aggregate number of Option Shares to be purchased. If the Over-Allotment Option is exercised, the number of Option Shares specified in the notice shall be purchased by the Underwriters, severally, but not jointly, in the same proportion as their respective obligations to purchase the Firm Shares as set forth in Article XIV hereof.

Concurrent with the Offering (as defined herein), the Company has agreed to purchase for cancellation 12,385,717 Common Shares from the Selling Shareholder (the “Concurrent Share Repurchase”) at the Offering Price for a combination of cash (including cash to be obtained from the sale of certain outstanding securities held by the Company to one or more entities managed by an affiliate of the Selling Shareholder) and the transfer of certain other outstanding equity securities held by the Company. The Concurrent Share Repurchase consists of an initial repurchase of 7,319,499 Common Shares from the Selling Shareholder (the “Initial Share Repurchase”) and, following receipt of all necessary approvals under the Competition Act, the repurchase of an additional 5,066,218 Common Shares from the Selling Shareholder (the “Additional Share Repurchase”).

In consideration of the Underwriters’ agreement to purchase the Firm Shares and to offer them to the public, which agreement will result from the acceptance of this offer by the Company and the Selling Shareholder, and in consideration of the services rendered and to be rendered by the Underwriters in connection herewith, the Selling Shareholder agrees to pay to the Underwriters at the Closing Time a fee (the “Underwriting Fee”) equal to 4.00% of the aggregate purchase price for the Firm Shares and the Option Shares purchased by the Underwriters, being an aggregate fee with respect to the Firm Shares of $4,427,400.

The services provided by the Underwriters in connection herewith will not be subject to the goods and services tax provided for in the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided.

The agreement resulting from the acceptance of this underwriting agreement by the Company and the Selling Shareholder (herein referred to as “this Agreement”) shall be subject to the following additional terms and conditions:

ARTICLE I

Definitions

Section 1.1                                    In this Agreement:

“Additional Share Repurchase” has the meaning specified in the third paragraph of this Agreement;

“Applicable Laws” means, in relation to any person or persons, all regulations, statutory rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or licence, or any judgment, order, decision, ruling, award, policy or guideline, of any Governmental Authority that are applicable to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority, having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

“Canadian Amended Preliminary Prospectus” means the English and French language versions (unless the context otherwise requires) of the amended and restated preliminary short form prospectus of the Company to be dated June 25, 2019 relating to the distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

“Canadian Final Prospectus” means the English and French language versions (unless the context otherwise requires) of the final short form prospectus of the Company relating to the distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

“Canadian Preliminary Prospectus” means the English and French language versions (unless the context otherwise requires) of the preliminary short form prospectus of the Company dated June 25, 2019 relating to the distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

“Canadian Prospectuses” means, collectively, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Prospectus Amendment to any of the foregoing;

“Canadian Securities Laws” means the securities acts or similar statutes of each of the Provinces and all regulations, rules, policy statements, notices and blanket orders or rulings thereunder;

“Closing Date” means July 11, 2019 or such other date as the Lead Underwriters, the Selling Shareholder and the Company may agree upon in writing, but in any event not later than July 25, 2019;

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date (or, if the context so requires, on the Option Closing Date) or such other time on the Closing Date (or, if the context so requires, on the Option Closing Date) as the Lead Underwriters, the Selling Shareholder and the Company may agree upon;

“Common Shares” means the common shares in the capital of the Company;

“Company” has the meaning specified in the first paragraph of this Agreement;

“Company Royalties” or “Company Royalty” means, either individually or collectively as the context so requires, the royalties, streaming and offtake interests described in Schedule 1 hereto, as applicable;

“Competition Act” means the Competition Act (Canada), as amended;

“Concurrent Share Repurchase” has the meaning specified in the third paragraph of this Agreement;

“Contract” means all material agreements, contracts or commitments of any nature, written or oral, including, for greater certainty and without limitation, leases, loan documents and security documents;

“Credit Agreement” means the amended and restated credit agreement by and among National Bank of Canada, as administrative agent, Bank of Montreal, as documentation agent, the Company, as borrower, and lenders named therein, dated November 14, 2017, as amended pursuant to a first amending agreement dated December 15, 2017, a second amending agreement dated as of October 1, 2018, a third amending agreement dated as of March 20, 2019 and as may be further amended from time to time;

“Credit Facility” means the credit facilities provided by a syndicate of lenders to the Company pursuant to the Credit Agreement;

“Disclosure Package” means the U.S. Amended Preliminary Prospectus and any Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package;

“distribution” has the meaning attributed thereto under applicable Canadian Securities Laws;

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval system;

“Effective Date” means the date and time that the Registration Statement becomes effective;

“Encumbrance” means any charge, mortgage, lien, hypothec, pledge, claim, restriction, security interest or other encumbrance whether created or arising by agreement, statute or otherwise pursuant to any applicable law, attaching to property, interests or rights and whether or not they constitute specific or floating charges as those terms are understood under the laws of the Province of Québec;

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto;

“Final Prospectuses” means, collectively, the Canadian Final Prospectus and the U.S. Final Prospectus;

“Financial Information” means, collectively,

(a)                                 the audited consolidated financial statements of the Company as at and for the years ended December 31, 2018 and December 31, 2017, including the auditors’ report, schedules and notes in respect thereof; and

(b)                                 the unaudited interim consolidated financial statements of the Company for the three-month periods ended March 31, 2019 and 2018, including the notes in respect thereof.

“Firm Shares” has the meaning specified in the first paragraph of this Agreement;

“Form F-10” means Form F-10 under the U.S. Securities Act;

“Form F-X” has the meaning specified in Section 2.1(e);

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the U.S. Securities Act;

“Governmental Authority” means and includes, without limitation, any national, federal government, province, state, territory, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, and any governmental department, commission, board, bureau, agency or instrumentality, including the Securities Commissions, the SEC, the TSX and the NYSE;

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board;

“Indemnified Party” has the meaning specified in Section 12.3;

“Initial Sale Time” means the time that the Registration Statement becomes effective, unless the Lead Underwriters shall designate in writing to the Company another time as the initial sale time, in which case such designated time shall be the Initial Sale Time;

“Initial Share Repurchase” has the meaning specified in the third paragraph of this Agreement;

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the U.S. Securities Act, of the Company;

“Lead Underwriters” has the meaning specified in the first paragraph of this Agreement;

“limited-use version” has the meaning given to that term in NI 41-101;

“marketing materials” has the meaning given to that term in NI 41-101;

“material” or “materially”, when used in relation to the Company, means material in relation to the Company and its Subsidiaries taken as a whole;

“Material Adverse Effect” has the meaning specified in Section 7.1(c);

“material change”, “material fact” and “misrepresentation” have the meanings attributed thereto under applicable Canadian Securities Laws;

“Material Royalty Interests” has the meaning specified in Section 7.1(z);

“Material Streaming Arrangements” has the meaning specified in Section 7.1(aa);

“Material Subsidiary” means Osisko Bermuda Limited;

“NI 41-101” means National Instrument 41-101 — General Prospectus Requirements adopted by the Securities Commissions;

“NI 43-101” means National Instrument 43-101 — Standards of Disclosure for Mineral Projects adopted by the Securities Commissions;

“NI 44-101” means National Instrument 44-101 — Short Form Prospectus Distributions adopted by the Securities Commissions in respect of short form prospectus distributions;

“NP 11-202” means National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions adopted by the Securities Commissions;

“NYSE” means the New York Stock Exchange;

“Offered Shares” means the Firm Shares and the Option Shares, collectively;

“Offering” means the offering of Common Shares contemplated herein;

“Offering Documents” means the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Prospectus, any Issuer Free Writing Prospectus and any Prospectus Amendment;

“Offering Price” has the meaning specified in the first paragraph of this Agreement;

“Operator” means, to the extent applicable, the owner/operator of a property which is subject to a Company Royalty;

“Option Closing Date” has the meaning specified in Section 9.2;

“Option Shares” has the meaning specified in the second paragraph of this Agreement;

“Over-Allotment Option” has the meaning specified in the second paragraph of this Agreement;

“Passport Receipt” means the receipt issued by the Principal Regulator, which is deemed to also be a receipt of the other Securities Commissions pursuant to the Passport System, for the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Prospectus Amendment, as the case may be;

“Passport System” means the system and procedures for prospectus filing and review under Multilateral Instrument 11-102 — Passport System adopted by the Securities Commissions (other than Ontario) and NP 11-202;

“Preliminary Prospectuses” means, collectively, the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus;

“Principal Regulator” means the Authorité des marchés financiers;

“Prospectus Amendment” means any amendment to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus, other than the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus and other than solely by incorporation by reference of Subsequent Disclosure Documents;

“Provinces” means all of the provinces of Canada;

“Public Record” means all information filed by or on behalf of the Company with the Securities Commissions, including without limitation, all documents incorporated by reference in the Canadian Prospectuses and any other information filed with the Securities Commissions in compliance or intended compliance with any Canadian Securities Laws;

“Public Register” means the Public Register of Real and Immovable Mining Rights held by the ministère de l’Énergie et des Ressources naturelles of the Province of Québec;

“Purchased Shares” means the Firm Shares and, if the Over-Allotment Option is exercised, also means the Option Shares that the Underwriters elect to purchase pursuant to the exercise of the Over-Allotment Option;

“Registration Statement” means the registration statement on Form F-10 (File No. 333-232320) covering the registration of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the exhibits thereto and the documents incorporated by reference therein, as amended at the date on which such registration statement becomes effective;

“SEC” means the United States Securities and Exchange Commission;

“Securities Commissions” means, collectively, the securities commissions or similar securities regulatory authorities in the Provinces;

“Securities Laws” means, collectively, the Canadian Securities Laws and the U.S. Securities Laws;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Selling Firms” has the meaning specified in Section 5.1(a);

“Selling Shareholder” has the meaning specified in the first paragraph of this Agreement;

“Selling Shareholder Information” means the information and statements relating to the Selling Shareholder contained, and provided by the Selling Shareholder in writing to the Company or the Underwriters for inclusion, in any Offering Document or any amendment thereto, and shall be deemed to include only the name of the Selling Shareholder, the number of Common Shares owned by the Selling Shareholder (before and after the Offering), the number of Offered Shares to be sold by the Selling Shareholder and the information about the Selling Shareholder under the heading “Selling Shareholder” in the Prospectuses and the information about prior sales by the Selling Shareholder under the heading “Prior Sales” in the Prospectuses;

“Subsequent Disclosure Documents” means any financial statements, management’s discussion and analysis, information circulars, annual information forms, material change reports (other than confidential material change reports), business acquisition reports or other documents issued by the Company after the Execution Time which are, or are deemed to be, incorporated by reference into the Final Prospectuses or any Prospectus Amendment;

“Subsidiary” means a “subsidiary” as defined in the Securities Act (Québec) or, with respect to an entity other than a corporation, means an entity in which the Company directly or indirectly owns not less than 50% of the voting, capital or income interests;

“TSX” means the Toronto Stock Exchange;

“Underwriters” has the meaning specified in the first paragraph of this Agreement;

“Underwriters Information” means the information and statements relating to the Underwriters contained, and provided by the Lead Underwriters in writing to the Company for inclusion, in any Offering Document and any amendment thereto, provided that it is agreed that such information is limited to the information with respect to the Underwriters contained in the Preliminary Prospectuses and the Final Prospectuses in the

paragraphs under the heading “Plan of Distribution” related to market-making, stabilizing and short-selling transactions;

“Underwriting Fee” has the meaning specified in the fourth paragraph of this Agreement;

“U.S. Amended Preliminary Prospectus” means the Canadian Amended Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, to be included in the Registration Statement;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Final Prospectus” means the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, to be included in the Registration Statement;

“U.S. Preliminary Prospectus” means the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC included in the registration statement filed pursuant to Section 2.1(b);

“U.S. Prospectuses” means, collectively, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Prospectus and any Prospectus Amendment to any of the foregoing;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“U.S. Securities Laws” means all of the applicable federal and state securities laws and regulations of the United States, including without limitation the U.S. Securities Act, the U.S. Exchange Act and the respective rules and regulations of the SEC thereunder.

Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus shall be deemed to refer to and include the filing of any document under the Securities Laws or the U.S. Exchange Act after the Effective Date of the Registration Statement or the issue date of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

ARTICLE II

Filing of Prospectuses

Section 2.1                                    The Company represents, warrants and covenants to and with the Underwriters and the Selling Shareholder and acknowledges that the Underwriters are relying thereon in connection with the purchase of the Purchased Shares, that:

(a)                                 the Company is eligible in accordance with the provisions of NI 44-101 to file a short form prospectus in each of the Provinces and that the Authorité des marchés financiers is the principal regulator for the Company under the Passport System for purposes of the filing of the Canadian Prospectuses;

(b)                                 the Company meets the general eligibility requirements for use of Form F-10;

(c)                                  the Company has filed, as required by Canadian Securities Laws, the Canadian Preliminary Prospectus with each of the Securities Commissions and obtained a Passport Receipt therefor, a copy of which has been provided to the Underwriters;

(d)                                 the Company has filed with the SEC a registration statement on Form F-10 (File No. 333-232320) covering the registration of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the U.S. Preliminary Prospectus;

(e)                                  the Company has filed with the SEC an Appointment of Agent for Service of Process and Undertaking for the Company on Form F-X in conjunction with the initial filing of the registration statement on Form F-10 referred to in Section 2.1(d) (the “Form F-X”);

(f)                                   the Company shall, under Canadian Securities Laws,

(i)                                     as soon as possible after the execution of this Agreement and in any event by noon (Toronto time) on the business day following the date hereof and on a basis acceptable to the Underwriters, prepare and file the Canadian Amended Preliminary Prospectus under and as required by Canadian Securities Laws with each of the Securities Commissions; and

(ii)                                  as soon as possible thereafter and in any event by 5:00 p.m. (Toronto time) on the business day following the date hereof, obtain and deliver to the Underwriters a Passport Receipt, dated the date of filing, issued by the Principal Regulator evidencing that a receipt for the Canadian Amended Preliminary Prospectus has been issued by the Securities Commissions in each of the Provinces;

(g)                                  the Company shall, as soon as possible after the execution of this Agreement and in any event no later than noon (Toronto time) on the business day following the date hereof and on a basis acceptable to the Underwriters, prepare and file with the SEC pursuant to the multijurisdictional disclosure system an amendment to the registration statement on Form F-10 referred to in Section 2.1(d), including the U.S. Amended Preliminary Prospectus;

(h)                                 the Company shall, under Canadian Securities Laws,

(i)                                     as soon as possible after (A) any comments of the Securities Commissions in respect of the Canadian Amended Preliminary Prospectus have been satisfied and (B) any comments of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in respect of the U.S. Amended Preliminary Prospectus have been satisfied, in any event by 4:30 p.m. (Toronto time) on July 5, 2019 (or in any case, by such later date or dates as may be determined by the Lead Underwriters in their sole discretion) and on a basis acceptable to the Underwriters, prepare and file the Canadian Final Prospectus under and as required by Canadian Securities Laws with each of the Securities Commissions; and

(ii)                                  as soon as possible and in any event by 5:00 p.m. (Toronto time) on July 5, 2019 obtain and deliver to the Underwriters a Passport Receipt, dated the date of filing, issued by the Principal Regulator evidencing that a receipt for the Canadian Final Prospectus has been issued by the Securities Commissions in each Province;

(i)                                     the Company shall, immediately after the filing of the Canadian Final Prospectus but no later than 4:30 p.m. (Toronto time) on July 5, 2019 (or in any case, by such later date or dates as may be determined by the Lead Underwriters in their sole discretion) and on a basis acceptable to the Underwriters, prepare and file with the SEC pursuant to the multijurisdictional disclosure system, a further amendment to the registration statement referred to in Section 2.1(d), including the U.S. Final Prospectus, which shall become effective upon filing pursuant to Rule 467(a) under the U.S. Securities Act;

(j)                                    on the date of and upon filing of the Canadian Final Prospectus there will be no documents required to be filed under Canadian Securities Laws in connection with the distribution of the Offered Shares that will not have been filed as required; and

(k)                                 the Offered Shares are listed, and as of the Closing Time will be listed, on the TSX and the NYSE.

Section 2.2                                    The Company agrees to allow the Underwriters and the Selling Shareholder, prior to the filing of the Offering Documents, to participate fully in the preparation of, and approve the form and content of, the Offering Documents and such other documents as may be required under the Securities Laws to qualify the distribution of the Offered Shares in the Provinces and in the United States, and to allow the

Underwriters and the Selling Shareholder to conduct all due diligence which the Underwriters and the Selling Shareholder may reasonably require in order to:

(a)                                 confirm the Public Record is accurate and current in all material respects;

(b)                                 with respect to the Underwriters, fulfill the Underwriters’ obligations as underwriters; and

(c)                                  enable the Underwriters and, if required under Canadian Securities Laws, the Selling Shareholder to responsibly execute the certificates in the Canadian Prospectuses required to be executed by the Underwriters and, if required, the Selling Shareholder.

Section 2.3                                    After the date of the Final Prospectuses and until the conclusion of the distribution of the Offered Shares, the Company shall take or cause to be taken all steps as may be from time to time necessary to maintain the qualification of, or if the qualification shall cease for any reason to requalify, the distribution of the Offered Shares in each of the Provinces and in the United States; provided, however, that with respect to state securities law qualifications in the United States, the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subjected.

ARTICLE III

Delivery of the Prospectuses and Related Documents

Section 3.1                                    The Company shall deliver or cause to be delivered to the Underwriters and the Underwriters’ counsel and the Selling Shareholder and the Selling Shareholder’s counsel the documents set out below at the respective times indicated:

(a)                                 prior to or contemporaneously with the filing with the Securities Commissions of each of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, copies of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, each in the English and French languages, signed as required by Canadian Securities Laws;

(b)                                 prior to or contemporaneously with the filing thereof with the SEC copies of the Registration Statement, including the prospectus contained therein, and each amendment thereto, as filed with the SEC and copies of all exhibits and documents filed therewith which have not previously been delivered to the Underwriters;

(c)                                  as soon as available, copies of the English and French language versions, as applicable, of any Prospectus Amendment required to be filed under any Canadian Securities Laws, signed as required by Canadian Securities Laws, and any amendment to the Registration Statement;

(d)                                 as soon as they are available, copies of any documents incorporated by reference in or exhibits to the Canadian Prospectuses, the U.S. Prospectuses, the Registration Statement or any amendment to any of them which have not been previously available on EDGAR or SEDAR or previously delivered to the Underwriters;

(e)                                  at the time of filing of the French language version of each of the Canadian Preliminary Prospectus, Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus or any Prospectus Amendment to the Underwriters pursuant to this section 3.1:

(i) an opinion of the Company’s Québec counsel, dated the date of each of the Canadian Preliminary Prospectus, Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus or the Prospectus Amendment, as the case may be, to the effect that, except for any financial statements and financial information which are the subject of the opinion of the Company’s auditor referred to below (collectively, the “Translated Financial Information”), each of the Canadian Preliminary Prospectus, Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and such Prospectus Amendment, as the case may be, in the French language, together with any document or information in the French language incorporated by reference therein, including any marketing materials, is in all material respects a complete and accurate translation of the English language versions thereof, and

(ii) an opinion of the Company’s auditor, at the same time or times and substantially to the same effect, in respect of the Translated Financial Information; and

(f)                                   at the time of filing with the Securities Commissions of the Canadian Final Prospectus or any Prospectus Amendment, as the case may be, a comfort letter from the Company’s auditors addressed to the Underwriters and dated the date of the Canadian Final Prospectus or the Prospectus Amendment, as the case may be, in form and substance satisfactory to the Underwriters, acting reasonably, relating to the verification of certain of the financial information and statistical and accounting data relating to the Company and its Subsidiaries contained in any such document, the Registration Statement, the Disclosure Package and the U.S. Final Prospectus or incorporated by reference therein, which comfort letter shall be based on a review having a cut-off date not more than two business days prior to the date of such letter. Such letter shall also state, in each case, that such auditors are independent public accountants within the meaning of Canadian Securities Laws and the U.S. Securities Act and the rules and regulations thereunder.

Section 3.2                                    The delivery to the Underwriters and the Selling Shareholder of the filed Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus shall constitute a representation and warranty to the Underwriters and the Selling Shareholder by the Company that:

(a)                                 the information and statements contained in the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, as the case may be (except the Underwriters Information and the Selling Shareholder Information) constitutes full, true and plain disclosure of all material facts relating to the Company and the Offered Shares; and

(b)                                 the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus or the Canadian Final Prospectus (excluding the Underwriters Information and the Selling Shareholder Information), as the case may be, does not contain a misrepresentation within the meaning of Canadian Securities Laws.

Such delivery shall also constitute the consent of the Company and the Selling Shareholder to the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus by the Underwriters in connection with the distribution of the Offered Shares in the Provinces and elsewhere outside the United States provided such use outside the United States is permitted pursuant to Section 5.1(b).

Section 3.3                                    The Company hereby represents, warrants and covenants to the Underwriters and the Selling Shareholder as follows:

(a)                                 the documents incorporated by reference in the Canadian Prospectuses, the Registration Statement and the U.S. Prospectuses, when they were filed with the Securities Commissions or the SEC, as applicable, conformed in all material respects to the requirements of Canadian Securities Laws or the U.S. Exchange Act and the rules thereunder, as applicable; and any further documents incorporated by reference in the Canadian Prospectuses, the Registration Statement and the U.S. Prospectuses, when such documents are filed with the Securities Commissions or the SEC, as applicable, will conform in all material respects to the requirements of Canadian Securities Laws or the U.S. Exchange Act and the rules thereunder, as applicable;

(b)                                 on the Effective Date, the Registration Statement will, and on the date it is first filed and at the Closing Time, the U.S. Final Prospectus will conform in all material respects with the U.S. Securities Act and the rules and regulations of the SEC under the U.S. Securities Act; on the date first filed the Canadian Preliminary Prospectus conformed, and on the date first filed the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus and any Prospectus Amendment will, and at the Closing Time the Canadian Final Prospectus, as amended will, conform in all material respects with the applicable requirements of Canadian Securities Laws; each of the Registration Statement as of the Effective Date and the U.S. Final Prospectus as of its filing date and as of the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriters Information or the Selling Shareholder Information;

(c)                                  as of the date of this Agreement, as of the Initial Sale Time and as of the Closing Time, the Disclosure Package does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements in or omissions from the Disclosure Package made in reliance upon and in conformity with the Underwriters Information or the Selling Shareholder Information;

(d)                                 at the earliest time after the filing of the U.S. Preliminary Prospectus that the Company or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2) of the U.S. Securities Act) of the Offered Shares, the Company will not be an “ineligible issuer” (as defined in Rule 405 of the U.S. Securities Act), without taking account of any determination by the SEC pursuant to Rule 405 of the U.S. Securities Act that it is not necessary that the Company be considered an ineligible issuer; provided that the Lead Underwriters have notified the Company of the earliest time that an offering participant made a bona fide offer of the Offered Shares;

(e)                                  no stop order suspending the effectiveness of the Registration Statement has been issued under the U.S. Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the SEC and any request on the part of the SEC for additional information has been complied with; and

(f)                                   each Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference that has not been superseded or modified; if there occurs an event or development as a result of which the U.S. Prospectuses or the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or as a result of which any Issuer Free Writing Prospectus would include any information that conflicts with the information contained in the Registration Statement, the Company will notify promptly the Lead Underwriters so that any use of the U.S. Prospectuses and the Disclosure Package may cease until it is amended or supplemented.

ARTICLE IV

Commercial Copies of Prospectuses

Section 4.1                                    The Company shall deliver to the Underwriters, as soon as practicable and in any event no later than noon (local time) on the second business day following the date hereof, at offices designated by the Underwriters, such number of commercial copies of the Canadian Amended Preliminary Prospectus and the U.S.

Amended Preliminary Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than 8:00 p.m. (Toronto time) on the date hereof. The Company shall, as soon as possible following a request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time.

Section 4.2                                    The Company shall deliver to the Underwriters, as soon as practicable and in any event no later than noon (local time) on the business day following the date of the filing of the Canadian Final Prospectus with the Securities Commissions, at offices designated by the Underwriters, such number of commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than the day prior to the time when the Company plans to authorize the printing of the commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus. The Company shall, as soon as possible following a request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time.

Section 4.3                                    The Company shall from time to time deliver to the Underwriters, as soon as practicable at the offices in such cities designated by the Underwriters pursuant to Sections 4.1 or 4.2, the number of copies of any documents incorporated, or containing information incorporated by reference in the Canadian Prospectuses or the U.S. Prospectuses and of any Subsequent Disclosure Documents which the Underwriters may from time to time reasonably request.

ARTICLE V

Distribution of Common Shares

Section 5.1                                    Each of the Underwriters covenants and agrees with the Company and the Selling Shareholder:

(a)                                 to offer the Offered Shares for sale to the public in Canada and the United States, directly and through other investment dealers and brokers (the Underwriters, together with such other investment dealers and brokers, referred to herein as the “Selling Firms”), only in compliance with all applicable Securities Laws, upon the terms and conditions set forth in the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, any Prospectus Amendment and this Agreement;

(b)                                 to offer the Offered Shares for sale to the public outside of Canada and the United States, directly and through other Selling Firms, only in compliance with all applicable laws and regulations, provided such offers do not require the Company to comply with the registration, prospectus, continuous disclosure filing or other similar requirements under the laws of such jurisdictions, in each jurisdiction into and from which they may offer or sell the Offered Shares, upon the terms and conditions set forth in the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, any Prospectus Amendment and this Agreement;

(c)                                  During the distribution of the Offered Shares:

(i)                                     the Company shall prepare, in consultation with the Lead Underwriters, any marketing materials (including any template version thereof) to be provided to potential investors of Offered Shares, and approve in writing any such marketing materials (including any template version thereof), as may reasonably be requested by the Underwriters no less than two (2) Business Days prior to its intended use, such marketing materials to comply with Canadian Securities Laws and to be acceptable in form and substance to the Underwriters and their counsel, acting reasonably;

(ii)                                  the Lead Underwriters shall, on behalf of the Underwriters, approve in writing any such marketing materials, as contemplated by and prepared in compliance with Canadian Securities Laws, prior to any marketing materials being provided to potential investors of Offered Shares and/or filed with the Securities Commissions; and

(iii)                               the Company shall: (i) (A) file any such marketing materials (or any template version thereof) with the Securities Commissions as soon as reasonably practicable after such marketing materials are so approved in writing by the Company and the Lead Underwriters, on behalf of the Underwriters, and in any event on or before the day the marketing materials are first provided to any potential investor in the Offered Shares; and (B) file any such marketing materials with the SEC pursuant to Rule 433 under the U.S. Securities Act on or before the day such marketing materials are first provided to any potential investor in the Offered Shares, unless an exemption is available from such filing requirement and the conditions to the availability of such exemption are satisfied; and (ii) remove or redact any comparables from any template version so filed, in compliance with NI 44-101, prior to filing such template version with the Securities Commissions (but, for the avoidance of doubt, such comparables shall not be removed from the version filed with the SEC pursuant to Rule 433 under the U.S. Securities Act); provided that a complete template version containing such comparables and any disclosure relating to the comparables, if any, shall be delivered to the Securities Commissions in compliance with NI 44-101 by the Company, and a copy thereof provided to the Underwriters as soon as practicable following such filing.  The French language version of any such marketing materials (or any template version thereof) shall be filed on SEDAR prior to or concurrently with the filing of the Final Prospectus as contemplated in this Underwriting Agreement and a copy of such French language version shall be delivered to the Underwriters as soon as practicable following such filing;

(d)                                 The Company and each Underwriter, on a several basis, covenants and agrees that, during the distribution of the Offered Shares, it will not provide any potential investor with any materials or information in relation to the distribution of the Offered Shares or the Company other than the Canadian Prospectuses and the U.S. Prospectuses in accordance with this Agreement, provided that: (i) any such materials that constitute marketing materials have been prepared, approved and filed in accordance with Section 5.1(c); and (ii) any such materials that constitute standard term sheets have been approved in writing by the Company and the Lead Underwriters and have been prepared and are provided in compliance with Canadian Securities Laws, in each case only in the Provinces;

(e)                                  Notwithstanding Sections 5.1(c) and (d), following the preparation, approval and filing of a template version of marketing materials in accordance with Section 5.1(c), the Underwriters may provide a limited-use version of such template version to potential investors of Offered Shares in accordance with Canadian Securities Laws; and

(f)                                   to use all reasonable efforts to complete and to cause the Selling Firms to complete the distribution of the Offered Shares as soon as possible after the Closing Time.

Section 5.2                                    The Underwriters may offer the Offered Shares at a price less than the Offering Price in compliance with Securities Laws and, specifically in the case of any Offered Shares offered in the Provinces, the requirements of NI 44-101 and the disclosure concerning the same which is contained in the Canadian Prospectuses. Any decrease in the price at which the Offered Shares are offered will not decrease the amount of the net proceeds to the Selling Shareholder.

Section 5.3                                    For the purposes of this Article V, the Underwriters shall be entitled to assume that the distribution of the Offered Shares is qualified in each of the Provinces and that the Offered Shares are registered under the U.S. Securities Act after receipt by the Lead Underwriters of notification from the Company’s counsel that a Passport Receipt for the Canadian Final Prospectus has been issued and that the Registration Statement has been declared effective, as applicable, unless the Underwriters receive notice to the contrary from the Company or any applicable securities regulatory authority.

Section 5.4                                    No Underwriter will be liable to the Company under this Article V with respect to a default by another Selling Firm (that is not an affiliate of such Underwriter) or the Company under this Agreement if the Underwriter first mentioned is not itself in violation.

Section 5.5                                    The Lead Underwriters will notify the Company when, in their opinion, the Underwriters have ceased distribution of the Offered Shares and shall, as soon as practicable, provide the Company with a breakdown of the number of Offered

Shares distributed in each of the Provinces where such breakdown is required for the purpose of calculating fees payable to a Securities Commission.

Section 5.6                                    No Underwriter will make any representations or warranties with respect to the Company, the Selling Shareholder or the Offered Shares other than as set forth in this Agreement, the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, or any Prospectus Amendment, as applicable.

Section 5.7                                    In performing their respective obligations under this Agreement, the Underwriters will be acting severally and not jointly and severally, and no Underwriter shall be liable for any act, omission or conduct by any other Underwriter or any Selling Firm appointed by any other Underwriter. Nothing in this Agreement is intended to create any relationship in the nature of a partnership, or joint venture among the Underwriters.

ARTICLE VI

Material Changes

Section 6.1                                    During the period from the date hereof until the completion of the distribution of the Offered Shares and at any time when a prospectus relating to the Offered Shares is required to be delivered under the U.S. Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the U.S. Securities Act), (i) the Selling Shareholder (as to Selling Shareholder Information and with respect to (a) and (b) directly below only) shall promptly notify the Company and the Underwriters, and (ii) the Company shall promptly notify the Underwriters and the Selling Shareholder in writing, with full particulars of:

(a)                                 any material change (actual, anticipated, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Company or any of its Subsidiaries;

(b)                                 any material change in any matter covered by a statement contained in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses or any Subsequent Disclosure Document or amendment or supplement to any of them; or

(c)                                  any other fact, event or circumstance in respect of the Company or its Subsidiaries of which it is aware (whether arisen or been discovered) and which:

(i)                                     is, or may be, of such a nature as would have been required to have been disclosed in any of the Canadian Prospectuses if the fact had arisen or been discovered on or prior to the date of such Canadian Prospectuses or as to render the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus or any Prospectus Amendment misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation or which would result in any of such documents not complying with any Canadian Securities Laws or which would reasonably be expected to have a significant effect on the market price or value of the Common Shares;

(ii)                                  results in it being necessary to amend the Registration Statement or to amend or supplement the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus in order that such document will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or U.S. Final Prospectus, in the light of the circumstances under which such statements are made, not misleading, or makes it necessary to amend or supplement the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus to comply with the requirements of the U.S. Securities Act and the published rules and regulations thereunder; or

(iii)                               could reasonably be expected to constitute a Material Adverse Effect as it relates to the Company.

The Company and the Selling Shareholder, as applicable, shall in good faith discuss with the Lead Underwriters on behalf of the Underwriters, any change, event or circumstance (actual or proposed within the knowledge of the Company or the Selling Shareholder, as applicable) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this Section and, in any event, prior to making any filing referred to in Section 6.2 below.

Section 6.2                                    The Company shall promptly comply to the reasonable satisfaction of the Underwriters, the Selling Shareholder and their respective counsel with any applicable filing and other requirements under the Securities Laws arising as a result of any change, event or circumstance referred to in Section 6.1 above and shall prepare and file under all applicable Securities Laws, with all reasonable dispatch, and in any event within any time limit prescribed under applicable Securities Laws, any Subsequent Disclosure Document or Prospectus Amendment or amendment or supplement to the Registration Statement as may be required under applicable Securities Laws; provided that the Company shall allow the Underwriters, the Selling Shareholder and their respective counsel to participate fully in the preparation of any such Subsequent Disclosure Document, Prospectus Amendment or amendment or supplement to the Registration Statement and to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters and, if required under Canadian Securities Laws, the Selling Shareholder to responsibly execute the certificate required to be executed by them in any Prospectus Amendment and the Underwriters and the Selling Shareholder shall have approved the form of any Prospectus Amendment or amendment or supplement to the Registration Statement, such approval not to be unreasonably withheld and to be provided in a timely manner. The Company shall further promptly deliver to the Underwriters and their counsel a copy of each Prospectus Amendment or amendment or supplement to the Registration Statement signed as required by applicable Securities Laws, and each Subsequent Disclosure Document, in the English and French languages, such number of commercial copies of each Prospectus Amendment or amendment or supplement to the Registration Statement as the Underwriters may reasonably request, in the same manner as set forth in Section 4.1 hereof, as well as letters with respect to each such Prospectus Amendment or amendment or supplement to the Registration Statement substantially similar to those referred to in Section 3.1(e) above.

Section 6.3                                    The delivery to the Underwriters of each Prospectus Amendment and Subsequent Disclosure Document shall constitute a representation and warranty to the Underwriters by the Company, with respect to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, as amended, modified or superseded by such Prospectus Amendment or Subsequent Disclosure Document and by each Prospectus Amendment and Subsequent Disclosure Document previously delivered to the Underwriters as aforesaid, to the same effect as set forth in paragraphs (a) and (b) of Section 3.2 above. Such delivery shall also constitute the consent of the Company and the Selling Shareholder to the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as amended, by the Underwriters in connection with the distribution of the Offered Shares in the Provinces and elsewhere outside the United States and to the use of the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus and the U.S. Final Prospectus, as amended, by the Underwriters in connection with the offer and sale of the Offered Shares in the United States.

Section 6.4                                    During the period commencing on the date hereof and ending on the completion of the distribution of the Offered Shares, the Company will promptly inform the Underwriters and the Selling Shareholder of the full particulars of:

(a)                                 any request of any Securities Commission or the SEC for any amendment to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses or any Subsequent Disclosure Document or any part of the Public Record or for any additional information;

(b)                                 the issuance by any Securities Commission, the SEC or by any other competent authority of any order to cease or suspend trading of any securities of the Company or of the institution or threat of institution of any proceedings for that purpose; or

(c)                                  the receipt by the Company of any communication from any Securities Commission, the SEC, the TSX, the NYSE or any other competent authority relating to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, any Subsequent Disclosure Document or any other part of the Public Record or the distribution of the Offered Shares.

ARTICLE VII

Representations, Warranties and Covenants

Section 7.1                                    The Company represents, warrants and covenants to and with the Underwriters and acknowledges that the Underwriters are relying thereon in connection with the purchase of the Purchased Shares, that:

(a)                                 each of the Company and the Material Subsidiary has been duly incorporated and organized and is validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate authority and power to carry on its business, as now conducted and as presently proposed to be conducted by it, and to own or lease its assets;

(b)                                 the Company has no Subsidiaries that are material other than the Material Subsidiary and except as otherwise disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, the Company is the direct or indirect registered and beneficial owner of all of the issued and outstanding shares of the Material Subsidiary, in each case, free and clear of all Encumbrances or adverse interests whatsoever, and no person has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Company or the Material Subsidiary of any of the shares or other securities of the Material Subsidiary;

(c)                                  each of the Company and the Material Subsidiary is qualified to carry on business and is validly subsisting under the laws of each jurisdiction in which it carries on its business except where the failure to be so qualified would not reasonably be expected to: (i) materially adversely affect the condition, financial or otherwise, or the earnings, operations, assets, liabilities (absolute, accrued, contingent or otherwise), share capital, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) result in the Canadian Prospectuses containing a misrepresentation  (each, a “Material Adverse Effect”);

(d)                                 each of the Company and the Material Subsidiary has complied with, and is not in violation of, any Applicable Laws other than such non-compliance or violations that would not, individually or in the aggregate, have a Material Adverse Effect;

(e)                                  the Company is not in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of this Agreement by the Company or any of the transactions contemplated hereby, does not and will not result in any breach of, or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under or create any lien, security interest or encumbrance on its properties or assets under, any term or provision of the articles, by-laws or resolutions of the Company, or any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Company or any of its Subsidiaries is a party or by which it or they or any of its or their properties are bound, or any judgment, decree, order, statute, rule or regulation applicable to the Company, which default or breach would reasonably be expected to result in a Material Adverse Effect;

(f)                                   the Company has full corporate power and authority to enter into this Agreement, and to perform its obligations set out herein and this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms subject to the general qualifications that:

(i)                                     enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally;

(ii)                                  equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of the applicable court; and

(iii)                               rights of indemnity contained in this Agreement may be limited under applicable law;

(g)                                  no consent, approval, authorization, order, permit, license, filing, regulation, clearance or qualification of any court or governmental agency, body or regulator is required in connection with the transactions contemplated by this Agreement except such as have been obtained under applicable Securities Laws;

(h)                                 except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, there has not been any material adverse change in the capital, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Company and its Subsidiaries, taken as a whole, from the position set forth in the Financial Information as at and for the three-month period ended March 31, 2019;

(i)                                     the Financial Information presents fairly in all material respects the financial condition, results of operations and cash flows of the Company on a consolidated basis as of the dates and for the periods indicated, complies in all material respects as to form with the applicable accounting requirements of applicable Canadian Securities Laws and the U.S. Securities Act and has been prepared in conformity with IFRS; the supporting schedules present fairly in accordance with IFRS the information required to be stated therein; the Company has no liability or obligation (including, without limitation, liabilities or obligations to fund any operations or work or exploration program, to give any guarantees or for taxes), whether accrued, absolute, contingent or otherwise, not reflected in the Financial Information, which would reasonably be expected to have a Material Adverse Effect;

(j)                                    the description of the assets and liabilities of the Company and its Subsidiaries, taken as a whole, set forth in the Financial Information fairly presents,

in accordance with IFRS consistently applied, the financial position and condition of the Company and its Subsidiaries, taken as a whole, as at the dates thereof and reflects all material liabilities (absolute, accrued, contingent or otherwise) of the Company and its Subsidiaries, as at the dates thereof;

(k)                                 there are no actions, suits, proceedings or inquiries pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries at law or in equity or before or by any federal, provincial, state, territorial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would result in a Material Adverse Effect; there is no bankruptcy, liquidation, winding-up or other similar proceeding pending or in progress, or, to the knowledge of the Company, threatened against or relating to the Company or any of its Subsidiaries before any Governmental Authority; none of the Company or any of its Subsidiaries nor any of the respective properties or assets is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict the right or ability of the Company or such Subsidiary to conduct its respective business in all material respects as it has been carried on prior to the date hereof, except to the extent any such matter would not have a Material Adverse Effect;

(l)                                     except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, since March 31, 2019, neither the Company nor any of its Subsidiaries has incurred, assumed or suffered any liability (absolute, accrued, contingent or otherwise) or entered into any transaction which is or may be material to the Company and its Subsidiaries, taken as a whole;

(m)                             the information and statements set forth in the Public Record were true, correct, and complete and did not contain any misrepresentation as of the date of such information or statements;

(n)                                 the Company is a “reporting issuer” or has equivalent status within the meaning of Canadian Securities Laws in each of the Provinces and the Company has not received any correspondence or notice from a Securities Commission concerning a review of any of the Company’s continuous disclosure documents in respect of which any matters remain outstanding; the Company complies, in all material respects, with the provisions of National Instrument 52-109 — Certification of Disclosure in Issuer’s Annual and Interim Filings (or, in Québec, Regulation 52-109 respecting certification of disclosure in issuer’s annual and interim filings); the responsibilities and composition of the Company’s audit committee comply with National Instrument 52-110 — Audit Committees (or, in Québec, Regulation 52-110 respecting audit committees) and Section 10A of, and Rule 10A-3 under, the U.S. Exchange Act; no delisting, suspension of trading in or cease trading order with respect to any securities of the Company and, to the knowledge of the Company, no inquiry or investigation (formal or informal) of any Securities Commissions, the SEC, the TSX or the NYSE is in effect or ongoing or, to the knowledge of the Company, expected to be implemented or undertaken with respect to the foregoing;

(o)                                 the Company is subject to the reporting requirements of Section 13 of the U.S. Exchange Act and has filed all periodic reports required under the U.S. Exchange Act with the SEC;

(p)                                 except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Company;

(q)                                 PricewaterhouseCoopers LLP, who have audited or reviewed the Financial Information and delivered their reports with respect to the audited Financial Information, are independent chartered accountants with respect to the Company within the meaning of applicable Canadian Securities Laws and independent public accountants within the meaning of the U.S. Exchange Act and the rules and regulations thereunder; there has not been any “disagreement” or “unresolved issue” (within the meaning of National Instrument 51-102 — Continuous Disclosure Obligations or, in Québec, Regulation 51-102 respecting continuous disclosure obligations) with PricewaterhouseCoopers LLP since the Company’s incorporation;

(r)                                    the Company and each of its Subsidiaries (A) filed all domestic, foreign, federal, provincial, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not result in a Material Adverse Effect) and have paid all taxes required to be paid by it, other than those which are being or have been contested in good faith and in respect of which reserves have been provided in the most recently published financial statements of the Company, and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty as would not result in a Material Adverse Effect, (B) duly and timely withheld all taxes and other amounts required by Applicable Laws to be withheld by them and have duly and timely remitted to the appropriate Governmental Authority such taxes and other amounts required by Applicable Laws to be remitted by them, and (C) duly and timely collected all amounts on account of sales or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by Applicable Laws to be collected by them and have duly and timely remitted to the appropriate Governmental Authority any such amounts required by Applicable Laws to be remitted by them; the Company is of the opinion that the charges, accruals and reserves for taxes reflected in the most recently published financial statements (whether or not due and whether or not shown on any tax return but excluding any provision for deferred income taxes) are adequate under IFRS to cover taxes with respect to the Company accruing through the date hereof; there are no disputes, proceedings, investigations, audits, assessments, reassessments or claims now pending or to the knowledge of the Company, threatened against the Company that propose to assess material taxes in addition to those reported in the tax returns; there are no liens for taxes upon any of the assets or properties that have not been paid by the Company;

(s)                                   no labour problem or dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or imminent and the Company is not aware of any existing or imminent labour disturbance by the employees of any of its Subsidiaries, in each case that would result in a Material Adverse Effect;

(t)                                    the Company maintains policies of insurance that are reasonable, prudent and appropriate for the size and nature of the business of the Company, and such policies are in full force and effect as of the date hereof;

(u)                                 no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or other ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as such restrictions or dividends, loans or advances would not, individually or in the aggregate, have a Material Adverse Effect;

(v)                                 the Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate Governmental Authorities necessary to conduct their respective businesses as now operated by them, except where the failure to possess such license, certificate, permit or other authorization would not, individually or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would result in a Material Adverse Effect;

(w)                               the Company: (i) has designed disclosure controls and procedures to provide reasonable assurance that financial information relating to the Company, including its Subsidiaries, is accurate and reliable, is made known to the Chair and Chief Executive Officer and the Chief Financial Officer of the Company by others within those entities, particularly during the periods in which filings are being prepared; (ii) has designed internal controls to provide reasonable assurance regarding the accuracy and reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS; and (iii) has disclosed in the management’s discussion and analysis for its most recently completed financial year, for each material weakness relating to design existing at the financial year end (x) a description of the material weakness, (y) the impact of the material weakness on the Company’s financial reporting and internal controls over financial reporting; and (z) the Company’s further plans, if any, or any actions already undertaken, for remediating the material weakness;

(x)                                 there is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications;

(y)                                 except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, the Company and the Material Subsidiary

are the absolute legal and beneficial owners of, and have good and valid title to, the Material Royalty Interests and the Material Streaming Arrangements, in each case free and clear of any Encumbrance and defects of title other than as described in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package or such as are not material, individually or in the aggregate, to the Company on a consolidated basis, and; (i) no other material property or assets are necessary for the conduct of the business of the Company or the Material Subsidiary as currently conducted, (ii) the Company has no knowledge of any claim or the basis for any claim that might or could materially and adversely affect the right of the Company or the Material Subsidiary to use, transfer or otherwise exploit such property or assets, and (iii) other than in the ordinary course of business and as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, neither the Company nor the Material Subsidiary has any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property and assets thereof;

(z)                                  all of the material contracts and agreements of the Company and its Subsidiaries not made in the ordinary course of business (collectively the “Material Contracts”) have been disclosed in the Offering Documents or in the Public Record. Neither the Company nor any Subsidiary has received any notification from any party claiming that the Company or such Subsidiary is in breach or default under any Material Contract;

(aa)                          the Company has two royalty interests that are considered to be material to the Company: (i) Canadian Malartic Royalty; and (ii) Éléonore Royalty (collectively, the “Material Royalty Interests”); disclosure set out in the Public Record and Offering Documents with respect to each of the said royalties has been prepared in accordance with the applicable requirements of NI 43-101 and the Company has no actual knowledge that such disclosure is inaccurate in any material respect;

(bb)                          the Company has two streaming interests that are considered to be material to the Company: (i) the Renard Diamond Stream; and (ii) the Mantos Blancos Silver Stream (collectively, the “Material Streaming Arrangements”); disclosure set out in the Public Record and Offering Documents with respect to each of the said streaming arrangements has been prepared in accordance with the applicable requirements of NI 43-101 and the Company has no actual knowledge that such disclosure is inaccurate in any material respect;

(cc)                            except as disclosed to the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package:

(i)                                     the Company Royalties set forth in Schedule 1 hereto are owned directly or indirectly by the Company or the Material Subsidiary;

(ii)                                  there is no Contract pursuant to which the Company or its Subsidiaries have agreed to acquire any additional royalties;

(iii)                               as at the date hereof, the Company or the Material Subsidiary are the direct or indirect legal and beneficial owners of, and have good and marketable title to, the Company Royalties free and clear of all Encumbrances;

(iv)                              as at the date hereof, the Company or the Material Subsidiary have the exclusive right to directly or indirectly own the Company Royalties;

(v)                                 there is no Contract, option, commitment or other right in favour of, or held by, any person to acquire the Material Royalty Interests or the Material Streaming Arrangements or any portion thereof;

(vi)                              there is no appropriation, expropriation or seizure of the Company Royalties that is pending or, to the best of the Company’s knowledge, has been threatened;

(vii)                           the Company is not aware of any breach or default of any term of any royalty agreement or any streaming arrangement with respect to any Material Royalty Interests or Material Streaming Arrangements;

(viii)                        each royalty agreement with respect to the Company Royalties is in good standing and in full force and effect, enforceable by the Company or the Material Subsidiary in accordance with their terms, and to the best of the Company’s knowledge after reasonable inquiry, no notice of any default, breach or termination of any royalty agreement with respect to any Company Royalties or of any fact or circumstance which will, or is likely, to result in such a default, breach or termination thereof has been received;

(ix)                              each of the Material Royalty Interests has been registered or recorded on title, or at the Public Register, as applicable, against the assets or properties to which it relates;

(x)                                 the Company does not have any information or knowledge of any fact relating to the Material Royalty Interests or Material Streaming Arrangements, which might reasonably be expected to materially and adversely affect the business operations or financial condition of the Company, any of the Material Royalty Interests or any of the Material Streaming Arrangements; and

(xi)                              the Company does not have any knowledge that:

(A)                               any Operator does not hold all requisite licenses, registrations, qualifications, permits and consents necessary or appropriate for carrying on its respective business as currently carried on with respect to the properties and that such licenses, registrations, qualifications, permits and consents are invalid and are not subsisting and in good standing in accordance with applicable laws; and

(B)                               any Operator has received any notice of proceedings relating to the revocation or adverse modification of any material mining license, registration, qualification or permit, or that any Operator has received notice of the revocation or cancellation of, or any intention to revoke or cancel, any mining rights, exploration or prospecting rights, concessions or licenses with respect to the properties;

(dd)                          no part of the property or assets of the Company or its Subsidiaries have been taken, condemned or expropriated by any Governmental Authority nor has any written notice or proceeding in respect thereof been given or commenced nor does the Company know of any intent or proposal to give such notice or commence any such proceedings;

(ee)                            the corporate records and minute books of the Company have been maintained in material compliance with all Applicable Laws and are complete and accurate in all material respects. Financial books and records and accounts of the Company (i) have been maintained in accordance with good business practices on a basis consistent with past practice; (ii) are stated in reasonable detail and accurately and fairly reflect the material transactions and acquisitions and dispositions of assets of the Company; and (iii) accurately and fairly reflect the basis for the Financial Information;

(ff)                              all information provided by the Company to the Underwriters in relation to their due diligence requests is accurate in all material respects as at its respective date as stated therein;

(gg)                            the Company has not withheld from the Underwriters any adverse material facts known to the Company relating to the Company or the Offering;

(hh)                          the Company is authorized to issue an unlimited number of Common Shares of which, as at June 24, 2019, 155,282,631 Common Shares were issued and outstanding, all of which Common Shares are issued as fully paid and non-assessable, and an unlimited number of preferred shares, none of which are issued and outstanding as at the date hereof;

(ii)                                  the form and terms of the certificate representing the Common Shares have been approved and adopted by the board of directors of the Company and the form and terms of the certificate representing the Common Shares do not and will not conflict with any Applicable Laws or the rules and policies of the TSX or the NYSE;

(jj)                                all of the Purchased Shares have been duly and validly issued as fully paid and non-assessable shares of the Company;

(kk)                          except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, no person currently has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement (including convertible securities or warrants) for the purchase, subscription or issuance of Common Shares; no person has the right to require the Company or any of its Subsidiaries to qualify or register any securities for sale under Canadian Securities Laws or the U.S. Securities Act by reason of the filing of the Canadian Prospectuses or the U.S. Prospectuses with any Securities Commission or the SEC or the filing of the Registration Statement with the SEC or the issuance and sale of the Offered Shares;

(ll)                                  no Securities Commission or similar regulatory authority or the TSX or the NYSE or the SEC has issued any order which is currently outstanding preventing or suspending trading in any securities of the Company, no such proceeding is, to the knowledge of the Company, pending, contemplated or threatened and the Company is not in material default of any requirement of Securities Laws; since January 1, 2018, the Company has filed with (or furnished to, as applicable) all applicable Securities Commissions, the SEC, the TSX, the NYSE and all applicable self-regulatory authorities a true and complete copy of all of the Public Record and at the time filed or, if amended, as of the date of such amendment, the Public Record (i) did not contain any misrepresentation and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the requirements of applicable securities legislation and the rules, policies and instruments of all Securities Commissions having jurisdiction over the Company and the SEC, except where such non-compliance has not had or would not reasonably be expected to have a Material Adverse Effect; the Company has not filed any confidential material change or other report or other document with any Securities Commissions, the SEC, the TSX, the NYSE or other self-regulatory authority which at the date hereof remains confidential; and no subsidiary is required to file any reports or other documents with (or furnish such reports or other documents to) any of the Securities Commissions, the SEC, the TSX or the NYSE;

(mm)                  the issued and outstanding Common Shares are listed and posted for trading on the TSX and the NYSE;

(nn)                          AST Trust Company of Canada has been duly appointed as transfer agent and registrar for the Common Shares in Canada and American Stock Transfer & Trust Company, LLC has been duly appointed as co-transfer agent and co-registrar for the Common Shares in the United States;

(oo)                          the Company is not an “investment company” as defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder;

(pp)                          the Company is a “foreign private issuer” as defined in Rule 405 under the U.S. Securities Act and meets the general eligibility requirements for use of Form F-10; in connection with the filing of the Registration Statement, the Company has filed with the SEC a Form F-X; and the Form F-X conforms with the requirements of the U.S. Securities Act and the rules and regulations of the SEC under the U.S. Securities Act;

(qq)                          there are no business relationships, contracts, documents, related party transactions or off balance sheet transactions or any other non-arm’s length transactions involving the Company or any Subsidiary that are required to be disclosed that have not been disclosed in the Canadian Prospectuses, the Registration Statement, the Disclosure Package or the U.S. Prospectuses or to be filed as exhibits to the Registration Statement which have not been so filed as required;

(rr)                                the Company believes, on a more likely than not basis, that (i) it was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and (ii) it is not expected to be a PFIC for any subsequent taxable year;

(ss)                              the Company has not taken, directly or indirectly, and will not take any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Canadian Securities Laws or the U.S. Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares;

(tt)                                except as disclosed in the Canadian Prospectuses, the Registration Statement, the Disclosure Package and the U.S. Prospectuses, the Company has not completed any “significant acquisition” or “significant disposition” (as such terms are used in NI 44-101) that would require the inclusion of any additional financial statements or pro forma financial statements in the Canadian Prospectuses, the Registration Statement, the Disclosure Package or the U.S. Prospectuses, pursuant to Canadian Securities Laws, and no proposed acquisition by the Company has progressed to a state where a reasonable person would believe that the likelihood of the Company completing the acquisition is high and that: (i) if completed by the Company at the date of the Preliminary Prospectuses, would be a significant acquisition for the purposes of Canadian Securities Laws, or (ii) would require the financial statement disclosure in respect of the acquired business for the purposes of Canadian Securities Laws;

(uu)                          the Company will promptly file all reports required to be filed by it with the Securities Commissions under applicable Canadian Securities Laws, and with the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the U.S. Securities Act) in connection with the offering or sale of the Offered Shares, and during such same period will notify the Lead Underwriters, promptly after it receives notice thereof, of the issuance by the Securities Commissions or the SEC of any stop order or of any order preventing or suspending the use of any prospectus relating to the Offered Shares, of the suspension of the qualification of the Offered Shares for offering or sale in any of the Provinces and the United States, of the initiation or threat, to the knowledge of the Company, of any proceeding for any such purpose, or of any request by the Securities Commissions or the SEC for the amending or supplementing of the Canadian Prospectuses, the Registration Statement or the U.S. Prospectuses or for additional information relating to the Offered Shares; and the Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Offered Shares or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Offered Shares or suspending any such qualification, to use its commercially reasonable efforts to obtain the withdrawal of such order as soon as possible;

(vv)                          the Company will timely file such reports pursuant to the U.S. Exchange Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the U.S. Securities Act;

(ww)                      there are no reports or information that in accordance with the requirements of Canadian Securities Laws must be made publicly available in connection with the Offering that have not been made publicly available as required; and there are no documents required to be filed as of the date hereof with any Canadian securities regulatory authority in connection with the Offering that have not been filed as required;

(xx)                          all forward-looking information and statements of the Company and its Subsidiaries contained in the Public Record and the Offering Documents, including any forecasts and estimates, expressions of opinion, intention and expectation have been based on assumptions that are reasonable in the circumstances, and the Company has updated such forward-looking information and statements as required by and in compliance with Canadian Securities Laws;

(yy)                          except for the Underwriters as provided herein (or any Selling Firm acting on their behalf), there is no person acting for the Company entitled to any brokerage or finder’s fee in connection with this Agreement or any of the transactions contemplated hereunder;

(zz)                            none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”) and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the CFPOA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(aaa)                   the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company or any of its Subsidiaries does business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any such arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(bbb)                   none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries, (A) is currently subject to any sanctions administered or enforced by the United States (including any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), Canada (including sanctions administered or enforced by the Office of the Superintendent of Financial Institutions or other relevant sanctions authority) (collectively, “Sanctions”), or (B) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory; and

(ccc)                      to the Company’s knowledge, all waivers, consents and approvals, including (if applicable) approvals from Securities Commissions, required in connection with the Concurrent Share Repurchase have been obtained (other than approvals under the Competition Act in respect of the transactions underlying the Additional Share Repurchase), and the repurchase of the Common Shares by the Company pursuant to the Concurrent Share Repurchase does not and will not result in a breach of, or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under any term or provision of a Contract to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or the constating documents of the Company.

Section 7.2                                    Except as contemplated by this Agreement, during the period commencing on the date hereof and ending on the date which is 90 days from the Closing Date contemplated hereunder, the Company will not, without the prior written consent of the Lead Underwriters, which consent shall not be unreasonably withheld, directly or indirectly, offer, sell or issue for sale or resale, as the case may be, or publicly announce the issue or sale or intended issue or sale of, any Common Shares, or financial instruments or securities convertible or exchangeable into Common Shares, or publicly announce its intention to do so or file a prospectus or registration statement with a

Securities Commission or the SEC in respect thereof, other than in connection with or pursuant to (i) the issuance of Common Shares or other securities by the Company to a vendor (including the issuance of Common Shares in connection with the acquisition of royalties, offtakes and/or streaming arrangements); (ii) rights or obligations of the Company under currently outstanding securities or instruments, including upon exercise of currently outstanding options granted to officers, directors, employees or consultants of the Company or any Subsidiary thereof pursuant to the Company’s existing stock option plan (the “Option Plan”) or currently outstanding restricted share rights (“RSUs”) granted to officers, directors, employees or consultants of the Company or any Subsidiary thereof pursuant to the Company’s restricted share unit plan (the “RSU Plan”) or currently outstanding deferred share units (“DSUs”) granted to directors of the Company or any Subsidiary thereof pursuant to the Company’s deferred share unit plan (the “DSU Plan”); (iii) options issued pursuant to and in accordance with the Option Plan and/or RSUs issued pursuant to and in accordance with the RSU Plan and/or DSUs issued pursuant to the DSU Plan; (iv) the issuance of Common Shares to satisfy existing instruments issued prior to the date hereof (including without limitation warrants and the trust indentures relating to the Company’s outstanding convertible debentures); (v) the exercise of the Underwriters’ Over-Allotment Option; or (vi) any distribution reinvestment plan of the Company.

Section 7.3                                    Unless the Company and the Lead Underwriters otherwise agree in writing, none of the Company, the Selling Shareholder nor any Underwriter has made and none of them will make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Annex D hereto and in respect of any electronic roadshow furnished to the Lead Underwriters prior to first use and not objected to by the Lead Underwriters. Any such Free Writing Prospectus consented to by the Lead Underwriters or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it will comply with the requirements of Rules 164 and 433 under the U.S. Securities Act applicable to any Permitted Free Writing Prospectus.

ARTICLE VIII

Representations, Warranties and Covenants of the Selling Shareholder

Section 8.1                                    The Selling Shareholder represents, warrants and covenants to and with the Underwriters, and acknowledges that the Underwriters are relying thereon in connection with the purchase by the Underwriters of the Offered Shares, that:

(a)                                 all consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement, and for the sale and delivery of the Offered Shares to be sold by the Selling Shareholder hereunder, have been obtained; and the Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Shares to be sold by the Selling Shareholder hereunder; and this Agreement has been duly authorized, executed and delivered by the Selling Shareholder;

(b)                                 to the Selling Shareholder’s knowledge, all waivers, consents and approvals, including (if applicable) approvals from Securities Commissions, required to permit the Selling Shareholder to perform its obligations in connection with the Concurrent Share Repurchase have been obtained (other than approvals under the Competition Act in respect of the transactions underlying the Additional Share Repurchase), and the repurchase of the Common Shares by the Company pursuant to the Concurrent Share Repurchase does not and will not result in a breach of, or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under any term or provision of a Contract to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, or the constating documents of the Selling Shareholder;

(c)                                  the execution, delivery and performance by the Selling Shareholder of this Agreement, the sale of the Offered Shares to be sold by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Selling Shareholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any applicable Governmental Authority except, in the case of (i) and (iii), where such violations would not, individually or in the aggregate, have a material adverse effect on the Selling Shareholder’s ability to perform its obligations hereunder; provided that no representation or warranty is made in this paragraph (c) with respect to the anti-fraud provisions of the Securities Laws;

(d)                                 the Selling Shareholder has beneficial ownership of the Offered Shares to be sold at the Closing Date by the Selling Shareholder hereunder, free and clear of all Encumbrances, equities or adverse claims (except for any such claims arising under this Agreement) and has all legal authority to cause good and valid title to such Offered Shares, free and clear of all Encumbrances, equities or adverse claims, to pass to the Underwriters;

(e)                                  the Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Shares;

(f)                                   the Disclosure Package, at the Initial Sale Time did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Shareholder’s representation under this Section 8.1(f) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with any Selling Shareholder Information relating to the Selling Shareholder;

(g)                                  the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as at their respective times of filing did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Shareholder’s representation under this Section 8.1(g) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with any Selling Shareholder Information relating to the Selling Shareholder;

(h)                                 other than the Registration Statement, the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, the Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than the documents included in Annex D hereto, each electronic road show, if any, and any other written communications approved in writing in advance by the Company and the Lead Underwriters;

(i)                                     as of the date hereof, the sale of the Offered Shares by the Selling Shareholder is not and will not be prompted by any material non-public information in respect of the Company;

(j)                                    except as previously disclosed to the Lead Underwriters, neither the Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of the FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA;

(k)                                 none of the Selling Shareholder or, to the knowledge of the Selling Shareholder, any director, officer, agent, employee, affiliate or other person acting on behalf of the Selling Shareholder, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA and the Selling Shareholder and, to the knowledge of the Selling Shareholder, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(l)                                     the operations of the Selling Shareholder are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws; and no action, suit or proceeding by or before any such arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency involving the Selling Shareholder or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Selling Shareholder, threatened; and

(m)                             none of the Selling Shareholder or, to the knowledge of the Selling Shareholder, any director, officer, agent, employee, affiliate or other person acting on behalf of the Selling Shareholder, (A) is currently subject to any Sanctions, (B) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory, or (C) will, directly or indirectly, use the proceeds of the Offering or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the Offering, whether as underwriter, advisor, investor or otherwise).

Section 8.2                                    Except for the sale of the Offered Shares as contemplated by this Agreement and except as contemplated by the Concurrent Share Repurchase, during the period commencing on the date hereof and ending on the date which is 180 days from the Closing Date contemplated hereunder, the Selling Shareholder will not, without the prior written consent of the Lead Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise lend, transfer, assign or dispose of, directly or indirectly, any Common Shares or any financial instruments or securities convertible into or exercisable or exchangeable for Common Shares (including without limitation, Common Shares or such other securities which may be deemed to be beneficially owned by the Selling Shareholder in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any such offer, sale, pledge or disposition (other than pursuant to a bona fide third party take-over bid made to all shareholders of the Company or similar acquisition transaction), (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to the registration of any Common Shares or any financial instrument or security convertible into or exercisable or exchangeable for Common Shares.

ARTICLE IX

Closing

Section 9.1                                    The closing of the purchase and sale of any Firm Shares shall take place at the Closing Time at the offices of Bennett Jones LLP in Toronto, Ontario or at such other time and place as may be agreed upon in writing by the Company, the Selling

Shareholder and the Lead Underwriters.

Section 9.2                                    The closing of the purchase and sale of any Option Shares shall be completed at the Closing Time on such date (the “Option Closing Date”), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, nor less than three nor more than five business days after the giving of the notice hereinafter referred to (provided that if the Option Closing Date is the same as the Closing Date, such notice may be given not less than two business days prior to the Option Closing Date), as shall be specified in a written notice from the Lead Underwriters, on behalf of the Underwriters, to the Company and the Selling Shareholder of the Underwriters’ determination to purchase that number of Option Shares specified in such notice. The closing of the purchase and sale of any Option Shares shall be completed at the offices of Bennett Jones LLP in Toronto, Ontario or at such other time and place as may be agreed upon in writing by the Company, the Selling Shareholder and the Lead Underwriters. If the Over-Allotment Option is exercised, all of the provisions of this Agreement relating to the purchase by the Underwriters of the Firm Shares shall apply mutatis mutandis in relation to the purchase by the Underwriters of any Option Shares at the Closing Time on the Option Closing Date.

Section 9.3                                    At the Closing Time, the Selling Shareholder shall deliver to CDS Clearing and Depository Services Inc. (“CDS”), on behalf of the Underwriters, a certificate or certificates (or an acceptable electronic equivalent) representing the Firm Shares registered in the name of “CDS & Co.” or in such other name or names as the Lead Underwriters may notify the Selling Shareholder not less than one business day before the Closing Date. The Lead Underwriters, on behalf of the Underwriters, shall furnish to CDS not less than one business day before the Closing Date, a breakdown of the number of Firm Shares to be allocated in the book-based system of CDS to the Underwriters and other brokers or dealers which are participants of CDS and act on behalf of beneficial owners, together with the financial institution numbers of each person to whom Firm Shares are to be allocated in the book-based system. The delivery of the certificate or certificates to CDS shall be made against payment by the Underwriters to the Selling Shareholder of the aggregate purchase price for the Firm Shares by wire transfer in immediately available funds.

Section 9.4                                    At the Closing Time, the Selling Shareholder shall pay the Underwriting Fee to the Underwriters by wire transfer in immediately available funds as is agreed with the Underwriters or by way of set-off against the payment to be made by the Underwriters to the Selling Shareholder pursuant to Section 9.3.

ARTICLE X

Conditions Precedent

Section 10.1                             The following are conditions precedent to the obligations of the Underwriters to close the transactions contemplated by this Agreement, which conditions the Company and the Selling Shareholder covenant to exercise all reasonable commercial efforts to have fulfilled at or prior to the Closing Time and which conditions may be waived in writing in whole or in part by the Underwriters at any time. If any of the conditions are not met, each of the Underwriters may terminate its obligations under this Agreement without prejudice to any other remedies it may have. At the Closing Time:

(a)                                 the Underwriters shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by: (i) its Chair and Chief Executive Officer or its President, and (ii) its Chief Financial Officer, or by such other senior officers satisfactory to the Underwriters, certifying that:

(i)                                     the Company has complied with and satisfied in all material respects, all covenants, terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing Time;

(ii)                                  the representations and warranties of the Company contained herein are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time, except for such representations and warranties which are made as of a specific date other than the Closing Date, in which case such representations and warranties shall be true and correct, in all material respects, as of such date;

(iii)                               no event of a nature referred to in Section 11.1(a) hereof has occurred since the date of this Agreement or to the knowledge of such officers is pending, contemplated or threatened; and

(iv)                              there has been no adverse material change in the condition, financial or otherwise, or the earnings, operations, assets, liabilities, share capital, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, from that disclosed in the Canadian Final Prospectus, the Disclosure Package, the U.S. Final Prospectus or any Prospectus Amendment, and the Underwriters shall have no knowledge to the contrary;

(b)                                 the Underwriters shall have received a certificate of the Selling Shareholder, in form and substance reasonably satisfactory to the Lead Underwriters, dated the Closing Date, certifying that:

(i)                                     the Selling Shareholder has complied with and satisfied in all material respects, all covenants, terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing Time; and

(ii)                                  such representations and warranties of the Selling Shareholder contained herein are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time, except for such representations and warranties which are made as of a specific date other than the Closing Date;

(c)                                  the Underwriters shall have received a comfort letter of the Company’s auditors addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing the information contained in the comfort letter or letters of such auditors referred to in Section 3.1(e) hereof forward to the Closing Time, which comfort letter shall be based on a review having a cut-off date not more than three business days prior to the Closing Date;

(d)                                 the Underwriters shall have received legal opinions or negative assurance letters, as the case may be, dated the Closing Date from Bennett Jones LLP, Canadian counsel for the Company, to the effect set forth in Annex A hereto, from Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Company, to the effect set forth in Annex B hereto, from ASW Law Limited, Bermuda counsel for the Company, with respect to the due incorporation and existence, corporate power and authority and registered ownership of the shares of the Material Subsidiary, from Osler, Hoskin and Harcourt LLP, Canadian counsel for the Underwriters, with respect to the offering and sale of the Offered Shares in Canada, the Canadian Final Prospectus and other related matters as the Underwriters may reasonably require, and from Osler, Hoskin and Harcourt LLP, U.S. counsel for the Underwriters, with respect to the offering and sale of the Offered Shares in the United States, the Registration Statement, the Disclosure Package, the U.S. Final Prospectus and other related matters as the Underwriters may reasonably require, it being understood that counsel for the Underwriters may rely on the opinions of counsel for the Company and that Canadian counsel for the Underwriters and Canadian counsel for the Company may rely upon the opinions of local counsel in the Provinces as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Company, auditors and public officials, and that the opinions of counsel may be subject to usual qualifications as to equitable remedies, creditors’ rights laws and public policy considerations;

(e)                                  the Underwriters shall have received legal opinions of Torys LLP, Canadian counsel for the Selling Shareholder, dated as of the Closing Date and addressed to the Underwriters, a form of which is set forth in Annex C hereto, and of Torys LLP, U.S. counsel to the Selling Shareholder, dated as of the Closing Date and addressed to the Underwriters, a form of which is set forth in Annex C hereto;

(f)                                   the Underwriters shall have received written confirmation from the Company’s registrar and transfer agent of the number of Common Shares issued and outstanding as of the day immediately prior to the Closing Date;

(g)                                  FINRA shall not have raised any objections with respect to the fairness or reasonableness of the underwriting, or other arrangements or transactions, contemplated hereby which remain unresolved;

(h)                                 the Underwriters shall have received a legal opinion, dated the Closing Date from Québec counsel for the Company, to the effect that the laws of the Province of Québec relating to the use of the French language in connection with the offering, issuance and sale of the Offered Shares in the Province of Québec have been complied with;

(i)                                     the Underwriters having received at the Closing Date, a Certificate of Status and/or compliance (or the equivalent), where issuable under applicable law, for the Company and the Material Subsidiary, each dated within two (2) days of such date;

(j)                                    the Underwriters shall have received such further certificates and documents as the Lead Underwriters may reasonably request;

(k)                                 at the Closing Date, the Company shall not be the subject of a cease trading order or stop order made by any securities regulatory authority or other competent authority which has not been rescinded;

(l)                                     the Underwriters shall have received from the Selling Shareholder prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 or Form W-8, as applicable, together with all required attachments to such forms, in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated; and

(m)                             the Initial Share Repurchase shall have been completed.

Each of (i) the certificate of the Company in the form set forth in Section 10.1(a), (ii) the comfort letters of the Company’s auditors as required by Section 10.1(c), and (iii) the legal opinions from Bennett Jones LLP, Canadian counsel to the Company, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel to the Company, as required by Section 10.1(d), shall also be addressed to the Selling Shareholder and a copy of each of the foregoing shall be furnished to the Selling Shareholder at the Closing Time.

ARTICLE XI

Termination

Section 11.1                             In addition to any other remedies which may be available to the Underwriters, each Underwriter shall be entitled, at such Underwriter’s sole option, to terminate and cancel, without any liability on such Underwriter’s part, its obligations under this Agreement if, at any time prior to the Closing Time:

(a)                                 any inquiry, action, suit, investigation or other proceeding, whether formal or informal, is commenced or announced or any order is made by any Securities Commission, the SEC, the TSX, the NYSE or any other federal, provincial, state or other governmental authority (other than any proceeding or order based on alleged activities of the Underwriters), which, in the opinion of such Underwriter, operates or would reasonably be expected to operate to prevent, or materially suspend, hinder, delay or restrict, or otherwise materially adversely affect the distribution of or the trading in the

Offered Shares or which, in the opinion of such Underwriter, might reasonably be expected to have a significant adverse effect on the market price or value of the Offered Shares;

(b)                                 there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence (including any natural catastrophe) or any outbreak or escalation of national or international hostilities or any crisis or calamity or act of terrorism or similar event or any governmental action, change of applicable law or regulation (or the interpretation or administration thereof), which, in the opinion of such Underwriter, seriously adversely affects, or involves, or will seriously adversely affect, or involve, the financial markets in Canada or the United States or the business, operations or affairs of the Company and its subsidiaries (taken as a whole);

(c)                                  there should occur or be announced by the Company any material change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital or a change in any material fact or new material fact, whether or not in the ordinary course, or there is discovered any previously undisclosed material change or material fact, which has or, in the opinion of such Underwriter, might reasonably be expected to have a significant adverse effect on the business, operations, affairs or capital of the Company and its subsidiaries (taken as a whole) or a significant adverse effect on the market price or value of the Offered Shares; or

(d)                                 there is announced any change or proposed change of law or the interpretation or administration thereof by any Securities Commission, the SEC or by any other competent authority, and such change would, in the opinion of such Underwriter, after consultation with the Company, be expected to have a significant adverse effect on the market price, value or marketability of the Offered Shares.

In addition and without limiting the foregoing, all representations, warranties, covenants and other terms of this Agreement by the Company and the Selling Shareholder shall be deemed to be conditions, and any breach of or failure to comply with any of them which in the opinion of an Underwriter materially and adversely affects the sale or distribution by it of the Offered Shares and such breach of failure: (a) is in the in the opinion of such Underwriter (acting reasonably and in good faith) not capable of being cured prior to the Closing Date; and (b) has not been rectified to the satisfaction of the Underwriter (acting reasonably) within 24 hours of when such Underwriter provides notice to the Company of the same (and in any event no later than 7:00 a.m. ET on the Closing Date), will entitle such Underwriter at any time prior to the Closing Time to terminate its obligation to purchase the Common Shares or Option Shares, as applicable.

The rights of termination contained in this Section 11.1 may be exercised by any Underwriter giving written notice thereof to the Company, the Selling Shareholder and CIBC World Markets Inc. and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Company or the Selling Shareholder in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any termination pursuant to this Section 11.1, there shall be no further liability or obligation under this Agreement, either on the part of the Underwriters to the Company or the Selling Shareholder, or on the part of the Company or the Selling Shareholder to the Underwriters, except in respect of any liability or obligation under Article XII or Article XIII hereof, which will remain in full force and effect.

ARTICLE XII

Indemnification and Contribution

Section 12.1                             The Company shall indemnify and hold harmless each of the Underwriters and the Selling Shareholder and their respective directors, officers, shareholders, affiliates involved in the distribution of the Offered Shares, agents and employees and each person who controls any Underwriter or the Selling Shareholder , as the case may be, within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act from and against all liabilities, claims, demands, losses (other than loss of profit in connection with the distribution of the Offered Shares), costs, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such liability, claim, demand, or loss) in any way caused by or arising directly or indirectly from or in consequence of:

(a)                                 any information or statement in the Canadian Prospectuses, the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, the U.S. Prospectuses or in any other document incorporated therein by reference being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any fact or information required to be stated therein or necessary to make any of the statements therein not misleading in the light of the circumstances in which they were made;

(b)                                 any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any amendment thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any untrue statement or alleged untrue statement of a material fact in the U.S. Prospectuses, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)                                  any order made or any inquiry, investigation or proceeding commenced or threatened by any securities, regulatory or other competent authority based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation in the Offering Documents, preventing or restricting the trading in or the distribution of the Offered Shares or any of them in any of the Provinces or in the United States;

(d)                                 the Company not complying with any requirement of applicable Securities Laws in connection with the transactions contemplated herein; and

(e)                                  any breach of, default under or non-compliance by the Company with any representation, warranty, term or condition of this Agreement;

provided, however, that this indemnity agreement shall cease to apply to (i) the Selling Shareholder with respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Selling Shareholder Information or (ii) the Underwriters with respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Underwriters Information.

If and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made determines that such liabilities, claims, demands, losses, costs, damages and expenses resulted from the fraud, gross negligence or wilful misconduct of the Indemnified Party claiming indemnity, such Indemnified Party shall promptly reimburse to the Company any funds advanced to the Indemnified Party pursuant to the indemnity provided for in Section 12.1(d) or (e) in respect of such liabilities, claims, demands, losses, costs, damages and expenses, and the indemnity provided for in Section 12.1(d) or (e) shall cease to apply to such Indemnified Party in respect of such liabilities, claims, demands, losses, costs, damages and expenses; provided that, for greater certainty, the Parties agree that they do not intend that any failure by the Underwriters to conduct such reasonable investigation as necessary to provide the Underwriters with reasonable grounds for believing the Prospectuses or any Prospectus Amendment contained no misrepresentation shall constitute “gross negligence” for the purposes of this Section 12.1 or otherwise disentitle the Underwriters from indemnification.

Section 12.2                             The Selling Shareholder agrees to indemnify and hold harmless the Company and each of the Underwriters and their respective directors, officers, shareholders, affiliates involved in the distribution of the Offered Shares, agents and employees and each person who controls the Company or any Underwriter, as the case may be, within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act, in the same manner and to the same extent as the foregoing indemnity from the Company set forth in Section 12.1 above, in each case only insofar as such liabilities, claims, demands, losses, costs, damages and expenses arise out of, or are based upon, (i) with respect to the matters described in Section 12.1(a), (b) and (c), only the Selling Shareholder Information relating to the Selling Shareholder, (ii) with respect to the matters described in Section 12.1(d), the Selling Shareholder not complying with any requirement of applicable Securities Laws in connection with the transactions contemplated herein, or (iii) with respect to the matters described in Section 12.1(e), any breach of, default under or non-compliance by the Selling Shareholder with any representation, warranty, term or condition of this Agreement; provided, however that the liability under this Section 12.2 or under Section 8.1(f), (g) and (i) of the Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts to the Selling Shareholder from the sale of Offered Shares sold by the Selling Shareholder hereunder (with respect to the Selling Shareholder, the “Selling Shareholder Amount”).

If and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made determines that such liabilities, claims, demands, losses, costs, damages and expenses resulted from the fraud, gross negligence or wilful misconduct of the Indemnified Party claiming indemnity, such Indemnified Party shall promptly reimburse to the Selling Shareholder any funds advanced to the Indemnified Party pursuant to the indemnity provided for in Section 12.2(ii) or (iii) in respect of such liabilities, claims, demands, losses, costs, damages and expenses, and the indemnity provided for in Section 12.2(ii) or (iii) shall cease to apply to such Indemnified Party in respect of such liabilities, claims, demands, losses, costs, damages and expenses; provided that, for greater certainty, the Parties agree that they do not intend that any failure by the Underwriters to conduct such reasonable investigation as necessary to provide the Underwriters with reasonable grounds for believing the Prospectuses or any Prospectus Amendment contained no misrepresentation shall constitute “gross negligence” for the purposes of this Section 12.2 or otherwise disentitle the Underwriters from indemnification.

Section 12.3                             As used in this Article XII, (i) “Indemnified Party” means a person seeking indemnity or making a claim for indemnification under Section 12.1 or Section 12.2, as applicable, and “Indemnified Parties” means each of them, and (ii) “Indemnifying Party” means the applicable person or persons against whom such indemnity may be sought.

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 12.1 or Section 12.2 hereof is unavailable, in whole or in part, for any reason to an Indemnified Party in respect of any liabilities, claims, demands, losses, costs, damages and expenses referred to therein, each Indemnifying Party shall contribute to the aggregate amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Party or Indemnified Parties as a result of such liabilities, claims, demands, losses, costs, damages and expenses:

(a)                                 in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and by the Underwriters on the other hand from the distribution of the Offered Shares; or

(b)                                 if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the matters or things referred to in Section 12.1 or Section 12.2 hereof which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations; provided however, that with respect to any liabilities, claims, demands, losses, costs, damages or expenses arising out of, or based upon the matters described in Section 12.2 and any breach of Section 8.1(f), (g) or (i), no Selling Shareholder shall be required to contribute in the aggregate under this Agreement any amount in excess of the Selling Shareholder Amount received by the Selling Shareholder from the sale of Offered Shares sold by the Selling Shareholder hereunder, provided further, that no Underwriter shall in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received.

The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be deemed to be in the same ratio as the total net proceeds from the distribution of the Offered Shares (before deducting expenses) received by the Selling Shareholder is to the Underwriting Fee received by the Underwriters.

The relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the matters or things referred to in Section 12.1 or Section 12.2 hereof which resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Company or the Selling Shareholder (including indirectly as aforesaid) or to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in Section 12.1 or Section 12.2 hereof.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 12.3 were determined by any method of allocation which does not take into account the equitable considerations referred to above in this Section 12.3. Notwithstanding the provisions of this Section 12.3, no person determined by a court of competent jurisdiction in a final non-appealable judgment to be guilty of fraud, fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act), wilful misconduct or gross negligence shall be entitled to contribution from any person who was not so determined to be guilty of such fraud, fraudulent misrepresentation, wilful misconduct or gross negligence.

Section 12.4                             If any matter or thing contemplated by this Article XII shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify the Indemnifying Party and the other parties to this Agreement of the nature of such claim (provided that any failure to so notify the Indemnifying Party or any such other party promptly shall relieve the Indemnifying Party or such other party, as applicable, of liability under this Article XII only to the extent that such failure materially and substantively prejudices the Indemnifying Party’s or such other party’s ability to defend such claim), and the Indemnifying Party shall, subject as hereinafter provided, be entitled (but not required) to assume the defence of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defence shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the

Indemnifying Party or any other Indemnified Party in respect of any Indemnified Party without, in each case, the prior written consent of the Indemnified Party. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party fails to assume the defence of such suit on behalf of the Indemnified Party within a reasonable period of time; or (ii) the employment of such counsel has been authorized in writing by the Indemnifying Party; or (iii) the named parties to any such suit or proceeding include the Indemnified Party as well as the Indemnifying Party and the Indemnified Party shall have received a written opinion from counsel that there may be one or more legal defences available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party and that representation of the Indemnified Party by counsel to the Indemnifying Party is inadvisable as a result of the potential or actual conflicts of interest of those represented (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defence of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party), it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm for all such Indemnified Parties (other than local counsel).

It is the intention of the Company and the Selling Shareholder to constitute each of the Underwriters as trustees, for the Underwriters’ directors, officers, shareholders, affiliates involved in the distribution of the Offered Shares, agents and employees, and each person who controls any Underwriter of the covenants of the Company and the Selling Shareholder under Sections 12.1 and 12.2 hereof with respect to the Underwriters’ directors, officers, shareholders, affiliates involved in the distribution of the Offered Shares, agents and employees, and each person who controls any Underwriter, and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

Section 12.5                             The Company and the Selling Shareholder agree that in case any legal proceedings or investigation shall be brought against or initiated against it by any governmental commission, regulatory authority, exchange, court or other authority and an Indemnified Person or other representative of any of the Underwriters shall be required to testify or respond to procedures designed to discover information regarding, in connection with or relating to the performance of professional services rendered to the Company or the Selling Shareholder, as applicable, by one or more of the Underwriters in connection with the sale of the Offered Shares, the Company and the Selling Shareholder, as applicable, agrees to pay the Underwriter the reasonable costs and out-of-pocket expenses in connection therewith.

Section 12.6                             The rights provided in this Article XII shall be in addition to and not in derogation of any other right which the Underwriters, the Selling Shareholder or the Company may have by statute or otherwise at law.

ARTICLE XIII

Expenses

Section 13.1                             If the transactions herein contemplated are completed, all expenses of or incidental to the issue and offering of the Offered Shares and the Concurrent Share Repurchase shall be borne by the Selling Shareholder, including, without limitation, the Underwriters’ discounts and commission, expenses payable in connection with the qualification and registration of the Offered Shares for distribution in the Provinces and in the United States; the preparation, printing, issuance and delivery of certificates for the Offered Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Shares; if applicable, any registration or qualification of the Offered Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees relating to such registration and qualification); any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); the travel, transportation and other expenses in connection with presentations to prospective purchasers of the Offered Shares; all other costs and expenses of the Company and the Selling Shareholder and their respective representatives incident to the performance by the Company and the Selling Shareholder of their respective obligations hereunder; the fees and expenses of counsels and auditors for the Company and the Selling Shareholder; listing fees; and all costs incurred in connection with the preparation, translation, printing, filing and delivery of the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses and any Issuer Free Writing Prospectus, excepting Underwriters’ out-of-pocket expenses and the fees and expenses of counsel for the Underwriters. The Underwriters’ reasonable out-of-pocket expenses and fees and expenses of counsel for the Underwriters shall be paid by the Underwriters except that the Underwriters will be reimbursed by the Selling Shareholder for all of the reasonable fees and expenses incurred by the Underwriters (including the reasonable fees and expenses of their counsel) if the sale of the Offered Shares as contemplated herein is not completed other than by reason of default by any of the Underwriters or if this Agreement is terminated pursuant to Sections 11.1(b) or (d).

ARTICLE XIV

Several Obligations

Section 14.1                             The Underwriters’ obligations to purchase the Firm Shares at the Closing Time shall be several and not joint and the Underwriters’ respective obligations in this respect shall be in the following percentages of the Firm Shares to be purchased at that time:

CIBC World Markets Inc.	33.0%
BMO Nesbitt Burns Inc.	33.0%
Desjardins Securities Inc.	8.0%
National Bank Financial Inc.	6.0%
Raymond James Ltd.	6.0%
RBC Dominion Securities Inc.	4.0%
Scotia Capital Inc.	4.0%
TD Securities Inc.	4.0%
Cormark Securities Inc.	1.0%
Paradigm Capital Inc.	1.0%
100%

Subject to Section 14.2, no Underwriter shall be obligated to take up and pay for any of the Firm Shares to be purchased by it unless the other Underwriters simultaneously take up and pay for the percentage of Firm Shares set out opposite their name above.

Section 14.2                             If any one or more of the Underwriters fails to purchase its or their applicable percentage of the Firm Shares at the Closing Time, and if the aggregate number of Firm Shares not purchased is:

(a)                                 less than or equal to 10% of the Firm Shares agreed to be purchased by the Underwriters pursuant to this Agreement, then each of the other Underwriters shall be obligated to purchase severally the Firm Shares not taken up, on a pro rata basis or as they may otherwise agree as between themselves; and

(b)                                 greater than 10% of the Firm Shares agreed to be purchased by the Underwriters pursuant to this Agreement, then the remaining Underwriters shall not be obligated to purchase such Firm Shares, however, the remaining Underwriters shall have the right, exercisable at their option, to purchase on a pro rata basis (or on such other basis as may be agreed to by the remaining Underwriters) all, but not less than all, of the Firm Shares which would otherwise have been purchased by the defaulting Underwriter or Underwriters;

and the remaining Underwriters shall also have the right, by notice in writing to the Company, to postpone the Closing Time for a period not exceeding two business days.

Section 14.3                             In the event that the right to purchase under Section 14.2(b) above is not exercised, the Underwriter or Underwriters which are able and willing to purchase shall be relieved of all obligations to the Selling Shareholder and the Company on submission to the Selling Shareholder and the Company of reasonable evidence of its or their ability and willingness to fulfill its or their obligations hereunder at the Closing Time.

Section 14.4                             Nothing in this Article XIV shall obligate the Selling Shareholder to sell to any or all of the Underwriters less than all of the Firm Shares or shall relieve any of the Underwriters in default hereunder from liability to the Company or the Selling Shareholder or to any non-defaulting Underwriter in respect of its default hereunder. In the event of a termination by the Company or the Selling Shareholder of its obligations under this Agreement, there shall be no further liability on the part of the Company or the Selling Shareholder to the Underwriters except in respect of any liability which may have arisen or may thereafter arise under Article XII or Article XIII hereof.

ARTICLE XV

Lead Underwriters

Section 15.1                             All steps which must or may be taken by the Underwriters in connection with this Agreement but with the exception of the steps contemplated by Article XI, Article XII and Article XIV hereof may be taken by the Lead Underwriters on the Underwriters’ behalf, and this Agreement is the Company’s and the Selling Shareholder’s authority for dealing solely with, and accepting notification from, the Lead Underwriters with respect to any such steps on their behalf. Other than as set forth in this Section 15.1, no action by any Underwriter shall be binding on any other Underwriter.

ARTICLE XVI

Notices

Section 16.1                             Any notices or other communication to be given hereunder shall:

(a)                                 in the case of notice to the Company, be addressed to the attention of the Chair of the Board of Directors and Chief Executive Officer, with a copy to the attention of the Corporate Secretary, at the address on page 1 hereof (facsimile: (514) 940-0669) and email: corporatesecretary@osiskogr.com; and

in each case with a copy (which shall not constitute notice) to:

Bennett Jones LLP

3400 One First Canadian Place

100 King Street West

P.O. Box 130

Toronto, Ontario M5X 1A4

Attention: Sander Grieve and Linda Misetich Dann

Facsimile: (416) 863-1716

Email: grieves@bennettjones.com and misetichdannl@bennettjones.com

- and to —

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Adam M. Givertz
Facsimile: (416) 504-0530
Email: agivertz@paulweiss.com

(b)                                 in the case of notice to the Underwriters, be addressed as follows:

CIBC World Markets Inc.
161 Bay Street, 6th Floor
Toronto, Ontario M5J 258
Attention: Chris Gratias

Facsimile: (416) 594-8848

Email: chris.gratias@cibc.com

BMO Nesbitt Burns Inc.
100 King Street West

Toronto ON  M5X 1H3
Attention: Jeffrey Couch

Facsimile: (416) 359-4311

Email: Jeffrey.couch@bmo.com

Desjardins Securities Inc.
25 York Street, Suite 1000

Toronto, ON   M5J 2V5
Attention: Bruno Kaiser

Facsimile: (416) 861-9992

Email: Bruno.kaiser@desjardins.com

National Bank Financial Inc.
130 King Street West, Suite 3200

Toronto ON M5X 1J9

Attention: Jason Ellefson

Facsimile: 416.869-6411

Email: jason.ellefson@nbc.ca

Raymond James Ltd.
40 King St. W., 54th Floor

Toronto, ON  M5H 3Y2
Attention: Kevin Carter

Facsimile: 416-777-7114

Email: kevin.carter@raymondjames.ca

RBC Dominion Securities Inc.
Royal Bank Plaza, 4th Floor, South Tower

Toronto, ON   M5J 2W7

Attention: Lance Rishor

Facsimile: (416) 842-8910

Email: lance.rishor@rbccm.com

Scotia Capital Inc.
40 King Street West, 62nd Floor

Toronto, ON   M5W 2X6
Attention: Elian Terner

Facsimile: (416) 863-7117

Email: elian.terner@scotiabank.com

TD Securities Inc.
Ernst & Young Tower, 7th Floor

222 Bay Street

Toronto, ON   M5K 1A2
Attention: Sajid Rizvi

Facsimile: (416) 983-3176

Email: Sajid.rizvi@tdsecurities.com

Cormark Securities Inc.
Royal Bank Plaza, South Tower

200 Bay Street, Suite 2800

Toronto, ON   M5J 2J2
Attention: Darren Wallace

Facsimile: (416) 943-6496

Email: dwallace@cormark.com

Paradigm Capital Inc.
95 Wellington Street West, Suite 2101

Toronto, ON   M5J 2N7
Attention: John Booth

Facsimile: (416) 363-4810

Email: John.Booth@paradigmcap.com

in each case with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP
100 King Street West

1 First Canadian Place

Suite 6200, P.O. Box 50

Toronto ON  M5X 1B8
Attention: Desmond Lee

Facsimile: 416.862.6666
Email: dlee@osler.com

(c)                                  in the case of notice to the Selling Shareholder, be addressed as follows:

c/o Corporation Service Company,

251 Little Falls Drive

Wilmington, Delaware 19808

- and to -

Orion Mine Finance Management I Limited
7 Bryant Park

1045 Avenue of the Americas, Floor 25

New York, NY 10018
Attention: General Counsel
Facsimile: (212) 596-3489
E-mail: notices@orionrp.com

with a copy (which shall not constitute notice) to:

Torys LLP
79 Wellington St. W.

Box 270, TD South Tower

Toronto, Ontario M5K 1N2
Attention: Michael Pickersgill
Facsimile: (416) 865-7380

E-mail: mpickersgill@torys.com

Any notice or other communication shall be in writing and, unless delivered personally to a responsible officer of the addressee shall be given by facsimile, and shall be deemed to be given at the time faxed or delivered, if faxed or delivered to the recipient on a business day (in the city in which the addressee is located) and before 5:00 p.m. (local time in the city in which the addressee is located) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (local time in the city in which the addressee is located) on the next following business day (in the city in which the addressee is located). Any party hereto may change its address for notice by notice to the other parties hereto given in the manner herein provided.

ARTICLE XVII

Miscellaneous

Section 17.1                             The representations, warranties and covenants contained in this Agreement shall survive the purchase by the Underwriters of the Offered Shares and shall continue in full force and effect unaffected by any subsequent disposition by the Underwriters of the Offered Shares until the later of: (a) the second anniversary of the Closing Date; and (b) the latest date under applicable Securities Laws relevant to a purchaser that a purchaser may be entitled to commence an action with respect to the

Offering or the purchase of Offered Shares pursuant to the Offering or exercise a right of rescission, and neither the Underwriters nor the purchasers may be limited or prejudiced by any investigation made by or on behalf of the Underwriters in connection with the Offering; provided that the representations, warranties, obligations and agreements of the Corporation shall survive during the pendency of any action(s) commenced prior to the expiration of such period(s), including all appeals of such action(s), and shall survive and continue in full force and effect unaffected by any subsequent disposition of the Offered Shares by the purchasers or the termination of the Underwriters’ obligations and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in connection with the distribution of the Offered Shares. Without limitation of the foregoing, the provisions contained in this Underwriting Agreement in any way related to the indemnification or the contribution obligations shall survive and continue in full force and effect, indefinitely, subject only to the limitation requirements of applicable law.

Section 17.2                             Time shall be of the essence of this Agreement.

Section 17.3                             This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original but which together shall constitute one and the same agreement. A signed counterpart of this Agreement provided by way of facsimile or other electronic transmission shall be as binding upon the parties as an originally signed counterpart.

Section 17.4                             If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

Section 17.5                             The Company and the Selling Shareholder acknowledge and agree that (i) the purchase and sale of the Offered Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Selling Shareholder and the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) or any other obligation to the Company or the Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Shareholder have consulted their respective legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Shareholder each agree that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Shareholder, in connection with such transaction or the process leading thereto.

Section 17.6                             This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. Each of the parties hereto irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

Section 17.7                             The terms and conditions of this Agreement supersede any previous oral or written agreement, including the bid letter dated June 25, 2019, between the Underwriters (or any of them) and the Company or the Selling Shareholder with respect to the subject matter hereof.

Section 17.8                             Each of the parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purposes of giving effect to this Agreement and shall use reasonable commercial efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

Section 17.9                             Each of CIBC World Markets Inc. and National Bank Financial Inc. or an affiliate thereof, may own or control an equity interest in TMX Group Limited (“TMX Group”) and may have a nominee director serving on the TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the Toronto Stock Exchange, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

Section 17.10                      Unless otherwise indicated, all references herein to currency shall be to the lawful money of Canada.

Section 17.11                      (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a Covered Affiliate of any such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section:

(i) “Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is acceptable to you, please signify such acceptance by executing and returning the enclosed copy of this letter to the Lead Underwriters. Such acceptance will constitute an agreement for the purchase by the Underwriters and sale by the Company and the Selling Shareholder of the Common Shares on the terms set out herein. Delivery of a signed counterpart hereof by means of facsimile or electronic mail shall be as effective as delivery of an originally signed counterpart.

[Signature pages follow]

CIBC WORLD MARKETS INC.

Per:	/s/ Chris Gratias

BMO NESBITT BURNS INC.

Per:	/s/ Jeffrey Couch

DESJARDINS SECURITIES INC.

Per:	/s/ Bruno Kaiser

NATIONAL BANK FINANCIAL INC.

Per:	/s/ Jason Ellefson

RAYMOND JAMES LTD.

Per:	/s/ Kevin Carter

RBC DOMINION SECURITIES INC.

Per:	/s/ Lance Rishor

SCOTIA CAPITAL INC.

Per:	/s/ Elian Terner

TD SECURITIES INC.

Per:	/s/ Sajid Rizvi

CORMARK SECURITIES INC.

Per:	/s/ Darren Wallace

PARADIGM CAPITAL INC.

Per:	/s/ John Booth

Accepted and agreed as of the date first written above.

OSISKO GOLD ROYALTIES LTD

Per:	/s/ Sean Roosen

By: Sean Roosen, Chair and Chief Executive Officer

ORION MINE FINANCE MANAGEMENT I LIMITED, acting in its capacity as the Managing Member of BETELGEUSE LLC

Per:	/s/ Oskar Lewnowski

By: Oskar Lewnowski, Director

Schedule 1

COMPANY ROYALTIES

Producing assets

Asset	Interest	Commodity	Jurisdiction

North America

Canadian Malartic	5% NSR royalty	Au	Canada

Éléonore	2.0-3.5% NSR royalty	Au	Canada

Renard	9.6% stream	Diamonds	Canada

Gibraltar	75% stream	Ag	Canada

Seabee	3% NSR royalty	Au	Canada

Island Gold	1.38-2.55% NSR royalty(1)	Au	Canada

Brucejack	50% offtake	Au	Canada

Vezza	5% NSR royalty & 40% NPI	Au	Canada

Bald Mtn. Alligator Ridge / Duke & Trapper	1% / 4% NSR royalty	Au	USA

Pan	4% NSR royalty	Au	USA

Parral	100% offtake	Au, Ag	Mexico

Lamaque South	1.7% NSR royalty(1)	Au	Canada

Holloway	$8.50/ounce	Au	Canada

Outside of North America

Mantos Blancos	100% stream	Ag	Chile

Sasa	100% stream	Ag	Macedonia

Kwale	1.5% GRR(2)	Rutile, Ilmenite, Zircon	Kenya

Brauna	1% GRR(2)	Diamonds	Brazil

Matilda(3)	1.65% stream	Au	Australia

Key development / exploration and evaluation assets

Asset	Interest	Commodities	Jurisdiction

Amulsar	4.22% Au / 62.5% Ag stream	Au, Ag	Armenia

Amulsar	81.9% offtake	Au	Armenia

Eagle	5% NSR royalty	Au	Canada

Back Forty	18.5% Au / 75% Ag streams	Au, Ag	USA

Horne 5(4)	90%-100% stream	Ag	Canada

Malartic — Odyssey South	5% NSR royalty	Au	Canada

Malartic — Odyssey North	3% NSR royalty	Au	Canada

Cariboo	4% NSR royalty(5), (6)	Au	Canada

Windfall Lake	1.5% NSR royalty	Au	Canada

2

Hermosa	1% NSR royalty	Zn, Pb, Ag	USA

Spring Valley	0.5% NSR royalty	Au	USA

Upper Beaver	2% NSR royalty	Au, Cu	Canada

Copperwood	3% NSR royalty(7)	Ag, Cu	USA

Marban	0.425% NSR royalty	Au	Canada

Ollachea	1% NSR royalty	Au	Peru

Casino	2.75% NSR royalty	Au, Ag, Cu	Canada

Altar	1% NSR royalty	Cu, Au	Argentina

(1)             After the sale of a 15% interest in the royalties acquired from Teck Resources Limited to Caisse de dépôt et placement du Québec. Eldorado Gold Corporation has an option to buy back 50% of the Lamaque South NSR royalty for $1.7 million within one year of the commencement of commercial production. Commercial production was declared on March 31, 2019 on Lamaque.

(2)             Gross revenue royalty (“GRR”).

(3)             In March 2018, Osisko and Blackham Resources Limited entered into an agreement to restructure the gold offtake (which was applicable on 55% of the gold production from the Matilda mine) into a 1.65% gold stream, effective April 1, 2018.

(4)             In February 2019, Osisko closed a senior secured silver stream credit facility with Falco with reference to up to 100% of the future silver produced from the Horne 5 property.

(5)             Osisko has the option to acquire an additional 1% NSR royalty on the Cariboo property for additional cash consideration of $13.0 million.

(6)             Including the Bonanza Ledge mine that has produced gold in 2018.

(7)             3.0% NSR royalty on the Copperwood project. Upon closing of the acquisition of the White Pine project, Highland Copper Company will grant Osisko a 1.5% NSR royalty on all metals produced from the White Pine project, and Osisko’s royalty on Copperwood will be reduced to 1.5%.

3

ANNEX A

Opinions of Bennett Jones LLP

1.                                      The Company was amalgamated and is existing under the Business Corporations Act (Québec) and has the corporate capacity and power to own and lease its properties and assets and to conduct its business as contemplated in the Final Prospectuses.

2.                                      The number of authorized and issued Common Shares as of [•], 2019 is [•].

3.                                      The Company has the corporate power to enter into and deliver the Underwriting Agreement and to perform its obligations thereunder and to carry out the transactions contemplated thereby, and the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

4.                                      The attributes of the Common Shares of the Company conform in all material respects with the description thereof in the Final Prospectuses.

5.                                      The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provisions of (i) the articles of incorporation or by-laws of the Company or (ii) any laws of Canada or the Province of Québec applicable therein.

6.                                      Each of (i) the Canadian Malartic Royalty; (ii) the Éléonore Royalty; and (iii) the streaming arrangements in respect of (A) the Renard Diamond Stream; and (B) the Brucejack Gold and Silver Stream is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

7.                                      No consent, approval or authorization or order of or registration, qualification, recording or filing with any governmental body or agency is required for the execution, delivery and performance by the Company of the Underwriting Agreement or the consummation by the Company of the transactions contemplated therein, except such as may have been made or obtained.

8.                                      The Company is a “reporting issuer”, or its equivalent, in each of the Provinces and it is not listed as in default of any requirement of the securities laws in any of the Provinces in those jurisdictions where such lists are maintained.

9.                                      All necessary documents have been filed, all necessary proceedings have been taken and all legal requirements have been fulfilled as required under the laws of each of the Provinces in order to qualify the distribution of the Offered Shares to the public in each of such Provinces by or through investment dealers and brokers duly registered under Canadian Securities Laws of such Provinces who have complied with the relevant provisions of such laws.

10.                               The Offering Documents having been duly authorized and executed by the Company.

11.                               AST Trust Company of Canada has been appointed as the transfer agent and registrar for the Common Shares;

12.                               The statements in the Canadian Final Prospectus under the caption “Certain Canadian Federal Income Tax Consideration” in so far as they purport to describe the provisions of the laws referred to therein, subject to specific limitations and qualifications stated or referred to therein and applicable thereto, are fair and accurate summaries of the matters discussed therein.

13.                               The Offered Shares are eligible for investment as set forth under the caption “Eligibility for Investment” in the Canadian Final Prospectus as if the reference therein to the date of the prospectus read “as of the Closing Date”.

14.                               The Company is in compliance with all of the laws of the Province of Québec relating to the use of the French language in connection with the Offering Documents delivered to purchasers of the Offered Shares in the province of Québec.

2

ANNEX B

Opinions and Negative Assurance Letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP

1.             The statements in the U.S. Prospectus under the heading “Certain United States Federal Income Tax Considerations,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

2.             The Registration Statement and the U.S. Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act, except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, as to which we express no opinion. The Form F-X, as of its date, appears on its face to be appropriately responsive in all material respects to the requirements of the Act. We have assumed, for purposes of this paragraph, (i) the compliance of the Canadian Prospectus with the requirements of Québec securities laws, as interpreted and applied by the Autorité des marchés financiers, and (ii) that the exhibits to the Registration Statement and the documents incorporated by reference in the U.S. Prospectus include all reports or information that in accordance with the requirements of Québec securities laws, as interpreted and applied by the Autorité des marchés financiers, must be made publicly available in connection with the offering of the Shares. We understand that such matters are covered in the opinion of Bennett Jones LLP furnished to you today.

3.             No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made, is required by the Company under any of those laws, rules and regulations of the United States of America and the State of New York (“Applicable Law”), in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement, for the execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder.  For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the United States of America. For purposes of this letter, the term “Applicable Law” does not include state securities laws, anti-fraud laws, or any law, rule or regulation that is applicable to the Company, the Shares, the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

4.             The Company is not and, after giving effect to the offering and sale of the Shares and the application of their proceeds as described in the U.S. Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

In rendering such opinions, such counsel may include customary assumptions and qualifications and may rely upon oral and written statements of officers and representatives of the Company, the factual matters contained in the representations and warranties made in the Underwriting Agreement and upon certificates of public officials and officers of the Company.

Such counsel will state in a separate letter that they have participated in conferences and telephone conversations with the Underwriters’ representatives, including the Underwriters’ United States and Canadian counsel, officers and other representatives of the Company and the independent registered public accountants for the Company during which conferences and conversations the contents of the Registration Statement and the U.S. Prospectus and related matters were discussed. Based upon such participation (and relying as to factual matters on officers, employees and other representatives of the Company), our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that caused us to believe that (i) at the time it became effective, the Registration Statement (except for the financial statements and other financial, accounting or statistical data and mineral reserve and mineral resource estimates included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) at the time the U.S. Prospectus was issued, or at the Closing Time, the U.S. Prospectus (except for the financial statements and other financial, accounting or statistical data and mineral reserve and mineral resource estimates included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2

ANNEX C

Opinions of Torys LLP (as Canadian counsel to the Selling Shareholder)

1.                                      No approval, authorization, consent or other order of, permit, qualification, license, decree, and no filings, registration or recording with, any government, governmental instrumentality, authority, agency or court is required of the Selling Shareholder under the laws of Province of Ontario and the federal laws of Canada applicable therein for the performance by the Selling Shareholder of its obligations under the Underwriting Agreement except as have been obtained or made prior to the date hereof.

2.                                      To the extent governed by the laws of the Province of Ontario, the Underwriting Agreement has been executed and delivered by the Selling Shareholder, and the Underwriting Agreement is a legal, valid and binding agreement of the Selling Shareholder enforceable against the Selling Shareholder in accordance with its terms.

Opinions of Torys LLP (as U.S. counsel to the Selling Shareholder)

(i)            The Selling Shareholder has all necessary limited liability company power to enter into and deliver the Underwriting Agreement and to perform its obligations thereunder and to carry out the transactions contemplated thereby.  The Underwriting Agreement has been duly authorized by all necessary limited liability company action on the part of the Selling Shareholder and, to the extend governed by the Delaware Limited Liability Company Act, executed and delivered by the Selling Shareholder.

(ii)           The execution and delivery of the Underwriting Agreement by the Selling Shareholder, and the sale by the Selling Shareholder of the Shares to be sold by the Selling Shareholder in accordance with the provisions of the Underwriting Agreement, do not and will not (i) violate or conflict with any of the terms or provisions of any organizational document of the Selling Shareholder, or (ii) result in a violation of the Relevant Laws.

(iii)          No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Selling Shareholder of the Underwriting Agreement, except as have been obtained and are in full force and effect under the U.S. Securities Act and except as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Shares.

(iv)          Upon payment for the Shares to be sold by the Selling Shareholder to the Underwriters pursuant to the Underwriting Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the records of DTC to securities accounts of such Underwriters: (A) under Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”), such Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Shares; and (B) assuming such Underwriters have so acquired such security entitlement without notice of any adverse claim (within the meaning of Sections 8-102(a)(1) and 8-105 of the UCC) to such Shares, no action based on any adverse claim (within the meaning of Sections 8-102(a)(1) and 8-105 of the UCC) to such Shares may be asserted against such Underwriters.  For purposes of our opinion in this paragraph (iii), we have assumed that when such payment, delivery, registration and crediting occur, (x) the Shares being sold by the Selling Unitholder will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be a “clearing corporation” and thus a “securities intermediary” within the meaning of Section 8-102 of the UCC and its jurisdiction for purposes of Article 8 of the UCC will be the State of New York and (z) appropriate entries to the securities account or accounts in the name of such Underwriters on the records of DTC will have been made pursuant to the UCC.

2

The Selling Shareholder has the corporate power to enter into and deliver the Underwriting Agreement and to perform its obligations thereunder and to carry out the transactions contemplated thereby, and the Underwriting Agreement has been duly authorized, and, to the extent governed by the laws of the State of New York, executed and delivered by the Selling Shareholder.

2.             The execution and delivery of the Underwriting Agreement by the Selling Shareholder, and the sale by the Selling Shareholder of the Shares to be sold by the Selling Shareholder in accordance with the provisions of the Underwriting Agreement, do not and will not (i) violate or conflict with any of the terms or provisions of any organizational document of the Selling Shareholder, or (ii) result in a violation of Generally Applicable Law.

2.             No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Selling Shareholder of the Underwriting Agreement, except as have been obtained and are in full force and effect under the Securities Act and except as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Shares.

3.             Upon payment for the Shares to be sold by the Selling Shareholder to the Underwriters pursuant to the Underwriting Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the records of the Depository Trust Company (“DTC”) to securities accounts of the Underwriters: (A) under Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”), the Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Shares; and (B) assuming the Underwriters have so acquired such security entitlement without notice of any adverse claim (within the meaning of Sections 8-102(a)(1) and 8-105 of the UCC) to such Shares, no action based on such adverse claim (within the meaning of Sections 8-102(a)(1) and 8-105 of the UCC) to such Shares may be asserted against the Underwriters.

For purposes of our opinion in this paragraph 3, we have assumed that when such payment, delivery, registration and crediting occur, (x) the Shares being sold by the Selling Shareholder will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its articles of incorporation, by-laws and applicable law, (y) DTC will be a “clearing corporation” and thus a “securities intermediary” within the meaning of Section 8-102(a)(14) of the UCC and its jurisdiction for purposes of Article 8 of the UCC will be the State of the New York and (z) appropriate entries to the securities accounts in the name of the Underwriters on the records of DTC will have been made pursuant to the UCC.

3

ANNEX D

Free Writing Prospectuses

FILED PURSUANT TO RULE 433 UNDER THE SECURITIES ACT OF 1933
ISSUER FREE WRITING PROSPECTUS DATED JUNE 25, 2019
REGISTRATION STATEMENT NO. 333-232320

OSISKO ANNOUNCES SHARE REPURCHASE AND SECONDARY OFFERING

Transactions to Reduce Orion Share Ownership to 7.7%

MONTREAL, June 25, 2019 — Osisko Gold Royalties Ltd (“Osisko” or the “Company”) (TSX & NYSE: OR) is pleased to announce that Betelgeuse LLC (“Orion”), a jointly owned subsidiary of certain investment funds managed by Orion Resource Partners, has entered into an agreement with a syndicate of underwriters led by CIBC Capital Markets and BMO Capital Markets (the “Underwriters”), pursuant to which the Underwriters have agreed to purchase, on a bought deal basis, an aggregate of 6,850,000 common shares of Osisko (“Common Shares”) held by Orion at an offering price of $14.10 per Common Share (the “Secondary Offering Price”) for total gross proceeds to Orion of $96,585,000 (the “Secondary Offering”). Osisko will not be receiving any of the proceeds of the Secondary Offering. Amounts are in Canadian dollars unless otherwise noted.

Orion has granted the Underwriters an over-allotment option, exercisable at any time up to 30 days from and including the date of closing of the Secondary Offering, to purchase up to 1,027,500 Common Shares, at the Secondary Offering Price (the “Over-Allotment Option”).

In a concurrent transaction, Osisko has agreed to purchase for cancellation 12,385,717 of its Common Shares from Orion (the “Share Repurchase”). The purchase price per Common Share to be paid by Osisko under the Share Repurchase will be the Secondary Offering Price. Payment from Osisko to Orion will consist of a combination of cash and the direct transfer of other equity securities currently held by Osisko. In a concurrent transaction, Osisko has also agreed to sell to separate entities managed by Orion Resource Partners certain other equity securities held by Osisko for cash.

Upon closing of the Secondary Offering and the Share Repurchase and prior to the exercise of the Over-Allotment Option, Orion’s ownership of Osisko’s issued and outstanding Common Shares will be reduced from 19.5% to 7.7%.

Benefits to Osisko:

1.              8% reduction in number of Osisko’s issued and outstanding common shares at an attractive price, resulting in an immediate positive impact on Osisko’s earnings per share and cash flow per share;

2.              Monetization of certain less liquid equity positions held by Osisko; and

3.              Overall reduction in the weight of Osisko’s equity portfolio in relation to the overall size of the business.

Sean Roosen, Chair and CEO of Osisko stated: “We are very pleased to be able to repurchase our shares from Orion in this transaction, which simplifies our core portfolio of marketable securities in the process. This sets the stage for easier valuation of Osisko in the marketplace, and continues our process of bringing our accelerator company investments to full cycle. Today’s transactions will allow us to continue growing our business and to expand upon our unique business model in a strengthening gold market. Since we started the company five years ago, we have rewarded our shareholders with dividends and share buy backs totaling $139 million, benefits from the success of the projects we have chosen for investment. We will continue working hard for our shareholders, taking advantage of our robust asset base and balance sheet.”

Details of the Secondary Offering

Pursuant to the Secondary Offering, Orion will be selling a total of 6,850,000 Common Shares. The Common Shares will be offered by way of a short form prospectus in all of the provinces of Canada and in the United States under the multi-jurisdictional disclosure system adopted by the United States and Canada. A preliminary short form prospectus and a registration statement on Form F-10 relating to the Secondary Offering have been filed with Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission (the “SEC”), respectively.

Orion has agreed with the Underwriters that its remaining Common Shares will be subject to a 180 day lock-up period, subject to customary exceptions.

Details of the Share Repurchase

As part of the Share Repurchase, Osisko has agreed to purchase for cancellation 12,385,717 of its Common Shares from Orion at the Secondary Offering Price, for an aggregate purchase price paid by Osisko to Orion in the amount of approximately $174.6 million (the “Aggregate Purchase Price”).

Osisko will also sell to separate entities managed by Orion Resource Partners all of the shares of Victoria Gold Corp. (the “Victoria Disposition”) and Dalradian Resources Inc. (the “Dalradian Disposition” and, together with the Victoria Disposition, the “Concurrent Investment Disposition”) currently held by Osisko in exchange for cash consideration in the amount of $129.5 million.

The Aggregate Purchase Price will be satisfied by cash in the amount of $129.5 million as well as the direct transfer of certain other equity securities of exploration and development companies currently held by Osisko, as detailed in the table below.

Consideration Type	Value (C$ M)
Transfer of Equity Securities	$45.1
Cash	$129.5
Total Aggregate Purchase Price	$174.6

The following table sets out the equity positions which Osisko has agreed to transfer or sell to Orion or separate entities managed by Orion Resource Partners, as applicable, as part of the Share Repurchase, the Victoria Disposition or the Dalradian Disposition, as the case may be.

Company	Settlement	Shares	Value (C$ M)
Victoria Gold Corp.	Cash	154,517,996	$71.4
Dalradian Resources Inc.	Cash	38,267,014	$58.1
Aquila Resources Inc.	Transfer	49,651,857	$9.7
Highland Copper Company Inc.	Transfer	74,420,434	$3.0
Ascot Resources Ltd.	Transfer	6,974,129	$5.2
TerraX Minerals Inc.	Transfer	11,883,848	$5.0
Other positions	Transfer		$22.2
Total			$174.6

The Share Repurchase will result in an 8% reduction in basic Common Shares outstanding. Following the Share Repurchase, Osisko will have 142,896,914 Common Shares outstanding. Upon closing of the Share Repurchase and Concurrent Investment Disposition, Osisko’s equity portfolio will continue to hold positions in Osisko Mining Inc., Barkerville Gold Mines Ltd., Falco Resources Ltd., Osisko Metals Incorporated and Minera Alamos Inc.

Osisko remains a significant financial partner to Victoria Gold as holder of its 5% net smelter return (“NSR”) royalty on the Eagle Gold Mine. Sean Roosen will remain on the board of directors and stated “we have been and continue to be strong supporters of the Eagle Project and the Victoria board and management team. They have done an exceptional job on engineering and construction of the project. Of special note are the community, social and environmental programs the Victoria team has created and established in the Yukon. The Yukon and Eagle Gold Mine will continue to be an investment priority for Osisko for many years to come.”

Orion will also cease to be entitled to nominate a director to the board of directors of Osisko, and Oskar Lewnowski, the current Orion nominee, will resign from the board in connection with the closing of these transactions.

The Share Repurchase is expected to be completed shortly following the date hereof with respect to 7,319,499 Common Shares, representing Common Shares acquired with the proceeds of the Dalradian Disposition and the direct transfer of equity securities under the Share Repurchase (the “Initial Repurchase”), and shortly after the initial Repurchase with respect to 5,066,218 Common Shares, representing Common Shares acquired with the proceeds of the Victoria Disposition, subject in each case to customary closing conditions, including receipt of an Advanced Ruling Certificate (ARC) under the Competition Act (Canada) in the case of the Victoria Disposition. Closing of the Secondary Offering is expected to occur on or about July 11, 2019, subject to completion of the Initial Repurchase and other customary closing conditions. As a result of the Share Repurchase, the Company will be suspending further purchases under its normal course issuer bid, which is set to expire in December 2019. Osisko will evaluate renewing its normal course issuer bid in due course.

No securities regulatory authority has either approved or disapproved of the contents of this news release. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The Company has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the Secondary Offering. The Common Shares to be sold in the Secondary Offering described in this document may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Before readers invest, they should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the Secondary Offering. The Company has also filed a preliminary short form prospectus relating to the Secondary Offering with each of the provincial securities regulatory authorities in Canada. Potential investors may get any of these documents for free by visiting EDGAR on the SEC website at www.sec.gov or, when such documents become available, via SEDAR at www.sedar.com. Alternatively, the Company, any underwriter or any dealer participating in the Secondary Offering will arrange to send potential investors the prospectus without charge if requested in the U.S. from CIBC Capital Markets, 425 Lexington Avenue, 5th floor, New York, NY, by telephone at (800) 282-0822, or by email at useprospectus@cibc.com or BMO Capital Markets Corp., Attn: Equity Syndicate Department, 3 Times Square, 25th Floor, New York, NY 10036 (Attn: Equity Syndicate), or by telephone at (800) 414-3627, or by email at bmoprospectus@bmo.com.

Special Committee Review Process

To review and evaluate the merits of the Share Repurchase and Concurrent Investment Disposition, the board of directors of Osisko established a special committee of independent directors (the “Special Committee”). Stikeman Elliott LLP acted as legal advisor to Osisko in connection with the Share Repurchase and Concurrent Investment Disposition and the Special Committee retained National Bank Financial Inc. as its independent financial advisor. The Special Committee undertook a deliberate and full consideration of the Share Repurchase and Concurrent Investment Disposition with the assistance of such advisors, and, upon the recommendation of the Special Committee that, among other things, the Share Repurchase and Concurrent Investment Disposition are in the best interests of Osisko, the board of directors of Osisko (other than one interested director who abstained from voting) unanimously approved the Share Repurchase and Concurrent Investment Disposition.

Orion is a “related party” of Osisko within the meaning of Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”) since it holds Common Shares entitling it to more than 10% of the voting rights attached to all the issued and outstanding voting securities of Osisko. Therefore, the Share Repurchase and Concurrent Investment Disposition constitute “related party transaction” within the meaning of MI 61-101. Osisko is exempted from the formal valuation and minority approval requirements pursuant to MI 61-101 since neither the fair market value of the subject matter of, nor the fair market value of the consideration for, the Share Repurchase, together with the fair market value of the subject matter of, or the fair market value of the consideration for, the Concurrent Investment Disposition, represent more than 25% of the market capitalization of Osisko.

About Osisko Gold Royalties Ltd

Osisko Gold Royalties Ltd is an intermediate precious metal royalty company that holds a North American focused portfolio of over 135 royalties, streams and precious metal offtakes. Osisko’s portfolio is anchored by its 5% NSR royalty on the Canadian Malartic Mine, which is the largest gold mine in Canada. Osisko also owns a portfolio of publicly held resource companies, including a 32.7% interest in Barkerville Gold Mines Ltd., a 16.6% interest in Osisko Mining Inc. and a 19.9% interest in Falco Resources Ltd.

Osisko is a corporation incorporated under the laws of the Province of Québec, with its head office is located at 1100 avenue des Canadiens-de-Montréal, Suite 300, Montréal, Québec, H3B 2S2.

Forward-Looking Information

Certain statements made in this press release may constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) within the meaning of applicable Canadian securities laws and the United States Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical fact, that address future events, developments or performance that Osisko expects to occur, including the anticipated financial and other impacts of the Secondary Offering, the Share Repurchase, the Victoria Disposition and the Dalradian Disposition and the anticipated completion of the Secondary Offering, the Share Repurchase, the Victoria Disposition and the Dalradian Disposition, are forward-looking statements, as they involve implied assessment, based on certain estimates and assumptions. Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects”, “is expected” “plans”, “anticipates”, “believes”, “intends”, “estimates”, “projects”, “potential”, “scheduled” and similar expressions or variations (including negative variations of such words and phrases), or may be identified by statements to the effect that certain actions, events or conditions “will”, “would”, “may”, “could” or “should” occur. Although Osisko believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors and are not guarantees of future performance and actual results may accordingly differ materially from those in forward-looking statements.

The forward-looking statements contained in this press release are based upon assumptions management believes to be reasonable. However, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance. Osisko cannot assure investors that actual results will be consistent with these forward-looking statements and investors should not place undue reliance on forward-looking statements due to the inherent uncertainty therein. For additional information with respect to these and other factors and assumptions underlying the forward-looking statements made in this press release, see the section entitled “Risk Factors” in the most recent Annual Information Form of Osisko which is filed with the Canadian securities commissions and available electronically under Osisko’s issuer profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov. Osisko cautions that the list of risk factors and uncertainties described in the AIF is not exhaustive and other factors could also adversely affect its results. Readers are urged to consider the risks, uncertainties and assumptions carefully in evaluating the forward-looking information and are cautioned not to place undue reliance on such information. The forward-looking information set forth herein reflects Osisko’s expectations as at the date of this press release and is subject to change after such date. Osisko disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by law.

For further information please contact, please contact Osisko:

Joseph de la Plante

Vice President, Corporate Development

Tel. (514) 940-0670

jdelaplante@osiskogr.com

FILED PURSUANT TO RULE 433 UNDER THE SECURITIES ACT OF 1933

ISSUER FREE WRITING PROSPECTUS DATED JUNE 25, 2019

REGISTRATION STATEMENT NO. 333-232320

JUNE 25, 2019

OSISKO GOLD ROYALTIES LTD.

BOUGHT SECONDARY OFFERING OF COMMON SHARES

TERM SHEET

AN AMENDED AND RESTATED PRELIMINARY SHORT FORM PROSPECTUS CONTAINING IMPORTANT INFORMATION RELATING TO THE SECURITIES DESCRIBED IN THIS DOCUMENT HAS NOT YET BEEN FILED WITH THE SECURITIES REGULATORY AUTHORITIES IN EACH OF THE PROVINCES OF CANADA. A COPY OF THE AMENDED AND RESTATED PRELIMINARY SHORT FORM PROSPECTUS IS REQUIRED TO BE DELIVERED TO ANY INVESTOR THAT RECEIVED THIS DOCUMENT AND EXPRESSED AN INTEREST IN ACQUIRING THE SECURITIES. THERE WILL NOT BE ANY SALE OR ANY ACCEPTANCE OF AN OFFER TO BUY THE SECURITIES UNTIL A RECEIPT FOR THE FINAL SHORT FORM PROSPECTUS HAS BEEN ISSUED. THIS DOCUMENT DOES NOT PROVIDE FULL DISCLOSURE OF ALL MATERIAL FACTS RELATING TO THE SECURITIES OFFERED. INVESTORS SHOULD READ THE AMENDED AND RESTATED PRELIMINARY SHORT FORM PROSPECTUS, THE FINAL SHORT FORM PROSPECTUS AND ANY AMENDMENT FOR DISCLOSURE OF THOSE FACTS, ESPECIALLY RISK FACTORS RELATING TO THE SECURITIES OFFERED, BEFORE MAKING AN INVESTMENT DECISION.

THE COMPANY HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. THE SECURITIES DESCRIBED IN THIS DOCUMENT MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. BEFORE READERS INVEST, THEY SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE COMPANY HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE COMPANY AND THE OFFERING. THE COMPANY HAS ALSO FILED A PRELIMINARY SHORT FORM PROSPECTUS RELATING TO THE OFFERING WITH EACH OF THE PROVINCIAL SECURITIES REGULATORY AUTHORITIES IN CANADA. POTENTIAL INVESTORS MAY GET ANY OF THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV OR VIA SEDAR AT WWW.SEDAR.COM. ALTERNATIVELY, THE COMPANY, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND POTENTIAL INVESTORS THE PROSPECTUS WITHOUT CHARGE IF REQUESTED IN THE U.S. FROM CIBC CAPITAL MARKETS, 425 LEXINGTON AVENUE, 5TH FLOOR, NEW YORK, NY, BY TELEPHONE AT (800) 282-0822, OR BY EMAIL AT USEPROSPECTUS@CIBC.COM OR BMO CAPITAL MARKETS CORP., ATTN: EQUITY SYNDICATE DEPARTMENT, 3 TIMES SQUARE, 25TH FLOOR, NEW YORK, NY 10036 (ATTN: EQUITY SYNDICATE), OR BY TELEPHONE AT (800) 414-3627, OR BY EMAIL AT BMOPROSPECTUS@BMO.COM.

THIS COMMUNICATION DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

Issuer:	Osisko Gold Royalties Ltd (the “Company”).

Selling Shareholder:	Betelgeuse LLC (the “Selling Shareholder”)

Offering:	6,850,000 common shares (the “Shares”) offered on a secondary basis (the “Offering”).

Offering Size:	C$96,585,000.

Offering Price:	C$14.10 per Share.

Over-Allotment Option:

The Underwriters will have an option to purchase additional Shares at the Offering Price, representing 15% of the Offering, to cover over-allotments, if any, exercisable in whole or in part at any time until 30 days after closing of the Offering.

Concurrent Share Repurchase and Concurrent Investment Disposition:

Concurrent with the Offering, the Company has agreed to repurchase for cancellation, at the Offering Price, 12,385,717 Shares of the Company held by the Selling Shareholder (the “Concurrent Share Repurchase”). The consideration for the Concurrent Share Repurchase will consist of both cash (including proceeds from the sale to separate entities managed by an affiliate of the Selling Shareholder of all of the common shares of Victoria Gold Corp. (the “Victoria Gold Disposition”) and Dalradian Resources Inc. currently held by Osisko (together, the “Concurrent Investment Disposition”)) and the transfer from the Company to the Selling Shareholder of certain other equity securities currently held by the Company.

Closing of the Offering is conditional on the Concurrent Share Repurchase in accordance with a binding share purchase agreement between the Company and the Selling Shareholder having occurred, other than the portion of the Concurrent Share Repurchase being funded using proceeds from the Victoria Gold Disposition. If the Victoria Gold Disposition is not completed, unless the Company elects to fund the additional repurchase with cash on hand, this would result in the Corporation only purchasing 7,319,499 Common Shares having an aggregate purchase price of $103 million pursuant to the Concurrent Share Repurchase.

Shares Held by the Selling Shareholder Following Closing and Concurrent Share Repurchase:

Following completion of the Offering and the Concurrent Share Repurchase (including shares repurchased from proceeds of the Victoria Gold Disposition or cash on hand) and prior to the exercise of the over-allotment option, the Selling Shareholder will hold 11,007,058 Shares of the Company, representing a retained interest of 7.70% (or 9,979,558 Shares of the Company, representing a retained interest of 6.98% if the Over-Allotment Option is exercised in full).

Following completion of the Offering and the Concurrent Share Repurchase (excluding shares repurchased from proceeds of the Victoria Gold Disposition) and prior to the exercise of the over-allotment option, the

Selling Shareholder will hold 16,073,276 Shares of the Company, representing a retained interest of 10.86% (or 15,045,776 Shares of the Company, representing a retained interest of 10.17% if the Over-Allotment Option is exercised in full).

Shares Outstanding Following Closing and Concurrent Share Repurchase:

Upon completion of the Offering and Concurrent Share Repurchase (including shares repurchased from proceeds of the Victoria Gold Disposition or cash on hand), there are expected to be 142,896,914 Shares of the Company outstanding.

Upon completion of the Offering and Concurrent Share Repurchase (excluding shares repurchased from proceeds of the Victoria Gold Disposition), there are expected to be 147,963,132 Shares of the Company outstanding.

Use of Proceeds:	The Company will not receive any proceeds from the Offering. The net proceeds of the Offering will be payable to the Selling Shareholder.

Standstill:

Each of the Company and the Selling Shareholder have agreed to not, directly or indirectly, without the prior written consent of CIBC Capital Markets and BMO Capital Markets on behalf of the Underwriters, such consent not to be unreasonably withheld, offer, lend, transfer, assign, dispose, sell or issue for sale or resale, as the case may be, or publicly announce the issue or sale or intended issue or sale of, any common shares, or financial instruments or securities convertible or exchangeable into common shares, for a period commencing on the date of this letter agreement and ending 90 days after the Closing Date in the case of the Company and ending 180 days after the Closing Date in the case of the Selling Shareholder, subject to certain limited exceptions, including the issuance of the Company’s securities pursuant to or in connection with the Company’s equity incentive compensation plans.

Cash Dividends:

The Company currently pays a quarterly dividend of C$0.05 per common share. The first dividend which purchasers of the Offering would be eligible to receive is expected to be payable in October 2019 to shareholders of record on or about the end of September 2019.

Offering Procedure:

Bought deal consisting of a public offering in all provinces of Canada by way of short form prospectus. Offered in the United States pursuant to a registration statement under the Multi-Jurisdictional Disclosure System, and internationally as permitted. A copy of the short form prospectus will be available on www.sedar.com.

Eligibility:	The Shares will be eligible for RDSPs, RRSPs, RRIFs, RESPs and TFSAs.

Listing:	The outstanding common shares of the Company are listed on the TSX and the NYSE under the symbol “OR”.

Joint Bookrunners:	CIBC Capital Markets and BMO Capital Markets.

Underwriters’ Fee:	4.0%.

Closing Date:	July 11, 2019.

FILED PURSUANT TO RULE 433 UNDER THE SECURITIES ACT OF 1933

ISSUER FREE WRITING PROSPECTUS DATED JUNE 25, 2019

REGISTRATION STATEMENT NO. 333-232320

OSISKO ANNOUNCES INCREASE TO PREVIOUSLY ANNOUNCED SECONDARY OFFERING

Transactions to Reduce Orion Share Ownership to 7.0%

MONTREAL, June 25, 2019 — Osisko Gold Royalties Ltd (“Osisko” or the “Company”) (TSX & NYSE: OR) is pleased to announce that, due to strong demand, Betelgeuse LLC (“Orion”), a jointly owned subsidiary of certain investment funds managed by Orion Resource Partners, has entered into a revised agreement with a syndicate of underwriters led by CIBC Capital Markets and BMO Capital Markets (the “Underwriters”), to increase the size of its previously announced bought deal offering to 7,850,000 common shares of Osisko (“Common Shares”) held by Orion at an offering price of $14.10 per Common Share (the “Secondary Offering Price”) for total gross proceeds to Orion of $110,685,000 (the “Secondary Offering”). Osisko will not be receiving any of the proceeds of the Secondary Offering. Amounts are in Canadian dollars unless otherwise noted.

Orion has granted the Underwriters an over-allotment option, exercisable at any time up to 30 days from and including the date of closing of the Secondary Offering, to purchase up to 1,177,500 Common Shares, at the Secondary Offering Price (the “Over-Allotment Option”).

In a concurrent transaction, Osisko has agreed to purchase for cancellation 12,385,717 of its Common Shares from Orion (the “Share Repurchase”). The purchase price per Common Share to be paid by Osisko under the Share Repurchase will be the Secondary Offering Price. Payment from Osisko to Orion will consist of a combination of cash and the direct transfer of other equity securities currently held by Osisko. In a concurrent transaction, Osisko has also agreed to sell to separate entities managed by Orion Resource Partners certain other equity securities held by Osisko for cash.

Upon closing of the Secondary Offering and the Share Repurchase and prior to the exercise of the Over-Allotment Option, Orion’s ownership of Osisko’s issued and outstanding Common Shares will be reduced from 19.5% to 7.0%.

The Common Shares will be offered by way of a short form prospectus in all of the provinces of Canada and in the United States under the multi-jurisdictional disclosure system adopted by the United States and Canada. A preliminary short form prospectus and a registration statement on Form F-10 relating to the Secondary Offering have been filed with Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission (the “SEC”), respectively.

Orion has agreed with the Underwriters that its remaining Common Shares will be subject to a 180 day lock-up period, subject to customary exceptions.

No securities regulatory authority has either approved or disapproved of the contents of this news release. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The Company has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the Secondary Offering. The Common Shares to be sold in the Secondary Offering described in this document may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Before readers invest, they should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the Secondary Offering. The Company has also filed a preliminary short form prospectus relating to the Secondary Offering with each of the provincial securities regulatory authorities in Canada. Potential investors may get any of these documents for free by visiting EDGAR on the SEC website at www.sec.gov or, when such documents become available, via SEDAR at www.sedar.com. Alternatively, the Company, any underwriter or any dealer participating in the Secondary Offering will arrange to send potential investors the prospectus without charge if requested in the U.S. from CIBC Capital Markets, 425 Lexington Avenue, 5th floor, New

York, NY, by telephone at (800) 282-0822, or by email at useprospectus@cibc.com or BMO Capital Markets Corp., Attn: Equity Syndicate Department, 3 Times Square, 25th Floor, New York, NY 10036 (Attn: Equity Syndicate), or by telephone at (800) 414-3627, or by email at bmoprospectus@bmo.com.

Special Committee Review Process

To review and evaluate the merits of the Share Repurchase and Concurrent Investment Disposition, the board of directors of Osisko established a special committee of independent directors (the “Special Committee”). Stikeman Elliott LLP acted as legal advisor to Osisko in connection with the Share Repurchase and Concurrent Investment Disposition and the Special Committee retained National Bank Financial Inc. as its independent financial advisor. The Special Committee undertook a deliberate and full consideration of the Share Repurchase and Concurrent Investment Disposition with the assistance of such advisors, and, upon the recommendation of the Special Committee that, among other things, the Share Repurchase and Concurrent Investment Disposition are in the best interests of Osisko, the board of directors of Osisko (other than one interested director who abstained from voting) unanimously approved the Share Repurchase and Concurrent Investment Disposition.

Orion is a “related party” of Osisko within the meaning of Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”) since it holds Common Shares entitling it to more than 10% of the voting rights attached to all the issued and outstanding voting securities of Osisko. Therefore, the Share Repurchase and Concurrent Investment Disposition constitute “related party transaction” within the meaning of MI 61-101. Osisko is exempted from the formal valuation and minority approval requirements pursuant to MI 61-101 since neither the fair market value of the subject matter of, nor the fair market value of the consideration for, the Share Repurchase, together with the fair market value of the subject matter of, or the fair market value of the consideration for, the Concurrent Investment Disposition, represent more than 25% of the market capitalization of Osisko.

About Osisko Gold Royalties Ltd

Osisko Gold Royalties Ltd is an intermediate precious metal royalty company that holds a North American focused portfolio of over 135 royalties, streams and precious metal offtakes. Osisko’s portfolio is anchored by its 5% NSR royalty on the Canadian Malartic Mine, which is the largest gold mine in Canada. Osisko also owns a portfolio of publicly held resource companies, including a 32.7% interest in Barkerville Gold Mines Ltd., a 16.6% interest in Osisko Mining Inc. and a 19.9% interest in Falco Resources Ltd.

Osisko is a corporation incorporated under the laws of the Province of Québec, with its head office is located at 1100 avenue des Canadiens-de-Montréal, Suite 300, Montréal, Québec, H3B 2S2.

Forward-Looking Information

Certain statements made in this press release may constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) within the meaning of applicable Canadian securities laws and the United States Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical fact, that address future events, developments or performance that Osisko expects to occur, including the anticipated financial and other impacts of the Secondary Offering, the Share Repurchase, the Victoria Disposition and the Dalradian Disposition and the anticipated completion of the Secondary Offering, the Share Repurchase, the Victoria Disposition and the Dalradian Disposition, are forward-looking statements, as they involve implied assessment, based on certain estimates and assumptions. Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects”, “is expected” “plans”, “anticipates”, “believes”, “intends”, “estimates”, “projects”, “potential”, “scheduled” and similar expressions or variations (including negative variations of such words and phrases), or may be identified by statements to the effect that certain actions, events or conditions “will”, “would”, “may”, “could” or “should” occur. Although Osisko believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors and are not guarantees of future performance and actual results may accordingly differ materially from those in forward-looking statements.

The forward-looking statements contained in this press release are based upon assumptions management believes to be reasonable. However, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance. Osisko cannot assure investors that actual results will be consistent with these forward-looking statements and investors should not place undue reliance on forward-looking statements due to the inherent uncertainty therein. For additional information with respect to these and other factors and assumptions underlying the forward-looking statements made in this press release, see the section entitled “Risk Factors” in the most recent Annual Information Form of Osisko which is filed with the Canadian securities commissions and available electronically under Osisko’s issuer profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov. Osisko cautions that the list of risk factors and uncertainties described in the AIF is not exhaustive and other factors could also adversely affect its results. Readers are urged to consider the risks, uncertainties and assumptions carefully in evaluating the forward-looking information and are cautioned not to place undue reliance on such information. The forward-looking information set forth herein reflects Osisko’s expectations as at the date of this press release and is subject to change after such date. Osisko disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by law.

For further information please contact, please contact Osisko:

Joseph de la Plante

Vice President, Corporate Development

Tel. (514) 940-0670

jdelaplante@osiskogr.com

FILED PURSUANT TO RULE 433 UNDER THE SECURITIES ACT OF 1933

ISSUER FREE WRITING PROSPECTUS DATED JUNE 25, 2019

REGISTRATION STATEMENT NO. 333-232320

JUNE 25, 2019

OSISKO GOLD ROYALTIES LTD.

BOUGHT SECONDARY OFFERING OF COMMON SHARES

TERM SHEET

AN AMENDED AND RESTATED PRELIMINARY SHORT FORM PROSPECTUS CONTAINING IMPORTANT INFORMATION RELATING TO THE SECURITIES DESCRIBED IN THIS DOCUMENT HAS NOT YET BEEN FILED WITH THE SECURITIES REGULATORY AUTHORITIES IN EACH OF THE PROVINCES OF CANADA. A COPY OF THE AMENDED AND RESTATED PRELIMINARY SHORT FORM PROSPECTUS IS REQUIRED TO BE DELIVERED TO ANY INVESTOR THAT RECEIVED THIS DOCUMENT AND EXPRESSED AN INTEREST IN ACQUIRING THE SECURITIES. THERE WILL NOT BE ANY SALE OR ANY ACCEPTANCE OF AN OFFER TO BUY THE SECURITIES UNTIL A RECEIPT FOR THE FINAL SHORT FORM PROSPECTUS HAS BEEN ISSUED. THIS DOCUMENT DOES NOT PROVIDE FULL DISCLOSURE OF ALL MATERIAL FACTS RELATING TO THE SECURITIES OFFERED. INVESTORS SHOULD READ THE AMENDED AND RESTATED PRELIMINARY SHORT FORM PROSPECTUS, THE FINAL SHORT FORM PROSPECTUS AND ANY AMENDMENT FOR DISCLOSURE OF THOSE FACTS, ESPECIALLY RISK FACTORS RELATING TO THE SECURITIES OFFERED, BEFORE MAKING AN INVESTMENT DECISION.

THE COMPANY HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. THE SECURITIES DESCRIBED IN THIS DOCUMENT MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. BEFORE READERS INVEST, THEY SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE COMPANY HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE COMPANY AND THE OFFERING. THE COMPANY HAS ALSO FILED A PRELIMINARY SHORT FORM PROSPECTUS RELATING TO THE OFFERING WITH EACH OF THE PROVINCIAL SECURITIES REGULATORY AUTHORITIES IN CANADA. POTENTIAL INVESTORS MAY GET ANY OF THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV OR VIA SEDAR AT WWW.SEDAR.COM. ALTERNATIVELY, THE COMPANY, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND POTENTIAL INVESTORS THE PROSPECTUS WITHOUT CHARGE IF REQUESTED IN THE U.S. FROM CIBC CAPITAL MARKETS, 425 LEXINGTON AVENUE, 5TH FLOOR, NEW YORK, NY, BY TELEPHONE AT (800) 282-0822, OR BY EMAIL AT USEPROSPECTUS@CIBC.COM OR BMO CAPITAL MARKETS CORP., ATTN: EQUITY SYNDICATE DEPARTMENT, 3 TIMES SQUARE, 25TH FLOOR, NEW YORK, NY 10036 (ATTN: EQUITY SYNDICATE), OR BY TELEPHONE AT (800) 414-3627, OR BY EMAIL AT BMOPROSPECTUS@BMO.COM.

THIS COMMUNICATION DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

Issuer:	Osisko Gold Royalties Ltd (the “Company”).

Selling Shareholder:	Betelgeuse LLC (the “Selling Shareholder”)

Offering:	7,850,000 common shares (the “Shares”) offered on a secondary basis (the “Offering”).

Offering Size:	C$110,685,000.

Offering Price:	C$14.10 per Share.

Over-Allotment Option:

The Underwriters will have an option to purchase additional Shares at the Offering Price, representing 15% of the Offering, to cover over-allotments, if any, exercisable in whole or in part at any time until 30 days after closing of the Offering.

Concurrent Share Repurchase and Concurrent Investment Disposition:

Concurrent with the Offering, the Company has agreed to repurchase for cancellation, at the Offering Price, 12,385,717 Shares of the Company held by the Selling Shareholder (the “Concurrent Share Repurchase”). The consideration for the Concurrent Share Repurchase will consist of both cash (including proceeds from the sale to separate entities managed by an affiliate of the Selling Shareholder of all of the common shares of Victoria Gold Corp. (the “Victoria Gold Disposition”) and Dalradian Resources Inc. currently held by Osisko (together, the “Concurrent Investment Disposition”)) and the transfer from the Company to the Selling Shareholder of certain other equity securities currently held by the Company.

Closing of the Offering is conditional on the Concurrent Share Repurchase in accordance with a binding share purchase agreement between the Company and the Selling Shareholder having occurred, other than the portion of the Concurrent Share Repurchase being funded using proceeds from the Victoria Gold Disposition. If the Victoria Gold Disposition is not completed, unless the Company elects to fund the additional repurchase with cash on hand, this would result in the Corporation only purchasing 7,319,499 Common Shares having an aggregate purchase price of $103 million pursuant to the Concurrent Share Repurchase.

Shares Held by the Selling Shareholder Following Closing and Concurrent Share Repurchase:

Following completion of the Offering and the Concurrent Share Repurchase (including shares repurchased from proceeds of the Victoria Gold Disposition or cash on hand) and prior to the exercise of the over-allotment option, the Selling Shareholder will hold 10,007,058 Shares of the Company, representing a retained interest of 7.00% (or 8,829,558 Shares of the Company, representing a retained interest of 6.18% if the Over-Allotment Option is exercised in full).

Following completion of the Offering and the Concurrent Share Repurchase (excluding shares repurchased from proceeds of the Victoria Gold Disposition) and prior to the exercise of the over-allotment option, the

Selling Shareholder will hold 15,073,276 Shares of the Company, representing a retained interest of 10.19% (or 13,895,776 Shares of the Company, representing a retained interest of 9.39% if the Over-Allotment Option is exercised in full).

Shares Outstanding Following Closing and Concurrent Share Repurchase:

Upon completion of the Offering and Concurrent Share Repurchase (including shares repurchased from proceeds of the Victoria Gold Disposition or cash on hand), there are expected to be 142,896,914 Shares of the Company outstanding.

Upon completion of the Offering and Concurrent Share Repurchase (excluding shares repurchased from proceeds of the Victoria Gold Disposition), there are expected to be 147,963,132 Shares of the Company outstanding.

Use of Proceeds:	The Company will not receive any proceeds from the Offering. The net proceeds of the Offering will be payable to the Selling Shareholder.

Standstill:

Each of the Company and the Selling Shareholder have agreed to not, directly or indirectly, without the prior written consent of CIBC Capital Markets and BMO Capital Markets on behalf of the Underwriters, such consent not to be unreasonably withheld, offer, lend, transfer, assign, dispose, sell or issue for sale or resale, as the case may be, or publicly announce the issue or sale or intended issue or sale of, any common shares, or financial instruments or securities convertible or exchangeable into common shares, for a period commencing on the date of this letter agreement and ending 90 days after the Closing Date in the case of the Company and ending 180 days after the Closing Date in the case of the Selling Shareholder, subject to certain limited exceptions, including the issuance of the Company’s securities pursuant to or in connection with the Company’s equity incentive compensation plans.

Cash Dividends:

The Company currently pays a quarterly dividend of C$0.05 per common share. The first dividend which purchasers of the Offering would be eligible to receive is expected to be payable in October 2019 to shareholders of record on or about the end of September 2019.

Offering Procedure:

Bought deal consisting of a public offering in all provinces of Canada by way of short form prospectus. Offered in the United States pursuant to a registration statement under the Multi-Jurisdictional Disclosure System, and internationally as permitted. A copy of the short form prospectus will be available on www.sedar.com.

Eligibility:	The Shares will be eligible for RDSPs, RRSPs, RRIFs, RESPs and TFSAs.

Listing:	The outstanding common shares of the Company are listed on the TSX and the NYSE under the symbol “OR”.

Joint Bookrunners:	CIBC Capital Markets and BMO Capital Markets.

Underwriters’ Fee:	4.0%.

Closing Date:	July 11, 2019.